As filed with the Securities and Exchange Commission on February 12, 2004
                                      An Exhibit List can be found on page II-6.
                                                  Registration No.333-__________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               POWERCHANNEL, INC.
                         (Name of small business issuer)

                             Sealant Solutions, Inc.
                     (Former name of small business issuer)

     Delaware                            7379                   65-0952186
(State or other jurisdiction  (Primary standard industrial     (IRS Employer
    of incorporation)                code number)         identification number)

                         16 North Main Street, Suite 395
                            New City, New York 10956
                                  (845)634-7979
        (Address and telephone number of principal executive offices and principal place of business)

                     Steven Lampert, Chief Executive Officer
                               POWERCHANNEL, INC.
                         16 North Main Street, Suite 395
                            New City, New York 10956
                                  (845)634-7979
            (Name, address and telephone number of agent for service)

                                   Copies to:
                            Richard A. Friedman, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                    1065 Avenue of the Americas, 21st Floor.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

----------------------------- ---------------------------- --------------------------- ---------------------------- ----------------
Title of each class of                                      Proposed maximum offering   Proposed maximum aggregate     Amount of
securities to be registered    Amount to be registered      price per share             offering price              registration fee
----------------------------- ---------------------------- --------------------------- ---------------------------- ----------------
Common stock, $.01 par value    9,845,365                  $ 1.18(1)                    $ 11,617,530.70              $  1471.94
per share
----------------------------- ---------------------------- --------------------------- ---------------------------- ----------------
Common stock, $.01 par value    4,250,000                  $  .75(2)                    $  3,187,500.00              $   403.86
per share, issuable upon
exercise of common stock
purchase warrants
----------------------------- ---------------------------- --------------------------- ---------------------------- ----------------
Common stock, $.01 par value    1,200,000                  $  .40(3)                    $    480,000.00              $    60.82
per share, issuable upon
exercise of stock options
----------------------------- ---------------------------- --------------------------- ---------------------------- ----------------
Common stock, $.01 par value    1,200,000                  $  .20(4)                    $    240,000.00              $    30.41
per share, issuable upon
exercise of stock options
----------------------------- ---------------------------- --------------------------- ---------------------------- ----------------
Total                          16,495,365                                               $ 15,525,030.70              $ 1,967.03
----------------------------- ---------------------------- --------------------------- ---------------------------- ----------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on February 9, 2004, which was $1.18 per share.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of $.75.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of $.40.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of $.20.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 12, 2004

                               Powerchannel, Inc.
                              16,495,365 SHARES OF
                                  COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 16,495,365 shares of our common stock, including 9,845,365 shares of common stock, up to 4,250,000 issuable upon the exercise of common stock purchase warrants and 2,400,000 shares of common stock issuable upon exercise of options. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "PWRC". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on February 9, 2004, was $1.17.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is _______, 2004.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by PowerChannel, Inc., with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                               PowerChannel, Inc.

Our principal service is the provision low-cost access to the Internet together with the physical hardware to deliver it through the use of the consumer's existing television. We are presently focusing primarily on the Hispanic market, using a bilingual (English/Spanish) approach to meet the needs of the differing generations within the Hispanic community, and offering value to the subscriber through offers, discounts, coupons and prizes. We have our operations in New York. We have formed a number of strategic alliances and commercial relationships designed in aggregate to enable us to offer our services including low-cost hardware and access to the Internet available through the television. The alliances and relationships will focus initially on the Hispanic markets in Los Angeles and New York. For the nine and three months ended September 30, 2003, we did not generate revenues. For the nine and three months ended September 30, 2003 we generated net losses of $2,108,469 and $1,968,290, respectively, as compared to $1,691,525 and $271,994 for the comparable periods in 2002. In addition, for the year ended December 31, 2002, we did not generate revenue and incurred losses in the amount of $2,074,174. As a result of recurring losses from operations and a net deficit in both working capital and stockholders' equity, our auditors, in their report dated September 30, 2003, have expressed substantial doubt about our ability to continue as going concern.

Our principal offices are located at 16 North Main Street, Suite 395, New City, New York 10956, and our telephone number is (845) 634-7979. We are a Delaware corporation.

----------------------------------------------------------- -----------------------------------------------------------------------
The Offering

----------------------------------------------------------- -----------------------------------------------------------------------
Common stock offered  by selling stockholders.............. 16,495,365 shares of common stock, including 9,845,365 shares of common stock, up to 4,250,000 shares of common stock underlying common stock purchase warrants and up to 2,400,000 shares of common stock underlying options, assuming full exercise of the common stock purchase warrants and options.  This number represents 52.8% of our total number of shares outstanding assuming the exercise of all common stock purchase warrants and options.

----------------------------------------------------------- -----------------------------------------------------------------------
Common stock to be outstanding after the offering.......... Up to 31,634,829 shares assuming the exercise of all common stock purchase warrants and options.

----------------------------------------------------------- -----------------------------------------------------------------------
Use of proceeds                                             We will not receive any proceeds from the sale of the common stock.
                                                            However, we will receive the exercise price for any shares of common stock delivered in connection with the exercise of the common stock purchase warrants.  We expect to use the proceeds received from the exercise of the common stock purchase warrants, if any, for general working capital purposes.  We have received gross proceeds in the amount of $2,125,000 from the sale of common stock and common stock purchase warrants.

----------------------------------------------------------- -----------------------------------------------------------------------
OTCBB Symbol                                                PWRC

----------------------------------------------------------- -----------------------------------------------------------------------

The above information regarding common stock to be outstanding after the offering is based on 24,984,829 shares of common stock outstanding as of February 9, 2004 and assumes the exercise of warrants by our selling stockholders.

To obtain funding for our ongoing operations, pursuant to an offering conducted under Rule 506 of Regulation D, as promulgated under the Securities Act of 1933, we sold units to accredited investors with each unit consisting of 50,000 shares of common stock and 50,000 common stock purchase warrants at a price of $25,000 per unit. In connection with this offering we issued an aggregate of 4,250,000 shares of common stock and 4,250,000 common stock purchase warrants. The common stock purchase warrants are each exercisable into one share of common stock at the holder's option at an exercise price of $.75 per warrant. At anytime after the filing of this registration statement, we may call the warrants when the five-day average closing bid price of the common stock equals or exceeds $1.00. The warrants are exercisable for a period of thirty-six months from the final closing of the offering.

                                  RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks relating to our company

We have a history of losses since our inception and expect to incur losses for the foreseeable future.

Net losses for the nine months ended September 30, 2003 were $2,108,469. We have not yet achieved profitability and we can give no assurances that we will achieve profitability within the foreseeable future as we fund acquisitions, operating and capital expenditures in areas such as establishment and expansion of markets, sales and marketing, operating equipment and research and development. We cannot assure investors that we will ever achieve or sustain profitability or that our operating losses will not increase in the future.

We have a limited operating history in which to evaluate our business

Although our predecessor was in business for eight years, we have been in business less than one year. We have limited operating history and limited assets. Our limited financial resources are significantly less than those of other companies, which can develop a similar product in the U.S.

If we do not obtain additional cash to operate our business, we may not be able to execute our business plan and may not achieve profitability.

In the event that cash flow from operations is less than anticipated and we are unable to secure additional funding to cover these added losses, in order to preserve cash, we would be required to further reduce expenditures and effect further reductions in our corporate infrastructure, either of which could have a material adverse effect on our ability to continue our current level of operations. To the extent that operating expenses increase or we need additional funds to make acquisitions, develop new technologies or acquire strategic assets, the need for additional funding may be accelerated and there can be no assurances that any such additional funding can be obtained on terms acceptable to us, if at all. If we are not able to generate sufficient capital, either from operations or through additional financing, to fund our current operations, we may not be able to continue as a going concern. If we are unable to continue as a going concern, we may be forced to significantly reduce or cease our current operations. This could significantly reduce the value of our securities, which could result in our de-listing from the OTC Bulletin Board and cause investment losses for our shareholders.

Our future success is dependent, in part, on the performance and continued service of our President.

Our performance and future operating results are substantially dependent on the continued service and performance of Steven Lampert, our President, Chief Executive Officer and shareholder. We will rely on Mr. Lampert to develop our business and possible acquisitions. If Mr. Lampert's services become unavailable, our business and prospects would be adversely affected. We do not currently maintain "key man" insurance for any of our executive officers or other key employees and do not intend to obtain this type of insurance until such time as the Company has positive cash flow and is profitable. The loss of the services of Mr. Lampert could have a material adverse effect on our financial condition, operating results, and, on the public market for our common stock.

Increased competition in the Internet service industry may make it difficult for our company to attract and retain members and to maintain current pricing levels.

We operate in the Internet services market, which is extremely competitive. Our current and prospective competitors include many large companies that have substantially greater market presence, financial, technical, marketing and other resources than we have. We compete directly or indirectly with the following categories of companies:

o established online service providers, such as America Online, Inc., the Microsoft Network and Prodigy Communications Corporation;

o    local, regional and national Internet service providers;

o    national telecommunications companies;

o regional Bell operating companies, such as BellSouth Corporation and SBC Communications Inc.;

o personal computer manufacturers with Internet service provider businesses such as Gateway, Inc. and Dell Computer Corporation;

o    "free access" Internet service providers; and

o    online cable services; and

o television manufacturers with "built in Internet capabilities" such as Sony, Toshiba and Mitsubishi.

We will also face competition from companies that provide broadband and other high-speed connections to the Internet, including local and long-distance telephone companies, cable television companies, electric utility companies, and wireless communications companies. These companies may use broadband technologies to include Internet access or Web hosting in their basic bundle of services or may offer Internet access or Web hosting services for a nominal additional charge. Broadband technologies enable consumers to transmit and receive print, video, voice and data in digital form at significantly faster access speeds than existing dial-up modems.

Our competition is likely to increase. We believe this will probably happen as large diversified telecommunications and media companies acquire Internet service providers, as Internet service providers consolidate into larger, more competitive companies and as providers who offer free access to the Internet grow in number and size. Diversified competitors may bundle other services and products with Internet connectivity services, potentially placing us at a significant competitive disadvantage. In addition, competitors may charge less than we do for Internet services, or may charge nothing at all in some circumstances, causing us to reduce, or preventing us from raising, our fees. Furthermore, the increase in "wired" homes with high speed Internet access equipment built directly into the home may prevent us from achieving a substantial member based. As a result, our business may suffer.

Any disruption in the Internet access provided by our company could adversely affect our business, results of operations and financial condition.

Our systems and infrastructure will be susceptible to natural and man-made disasters such as earthquakes, fires, floods, power loss and sabotage. Our systems also will be vulnerable to disruptions from computer viruses and attempts by hackers to penetrate our network security.

We will be covered by insurance from loss of income from some of the events listed above, but this insurance may not be adequate to cover all instances of system failure. Any of the events described above could cause interference, delays, service interruptions or suspensions and adversely affect our business and results of operations.

We must continue to expand and adapt our system infrastructure to keep pace with the increase in the number of members who use the services we expect to provide. Demands on infrastructure that exceed our current forecasts could result in technical difficulties with our servers. Continued or repeated system failures could impair our reputation and brand names and reduce our revenues.

If, in the future, we cannot modify these systems to accommodate increased traffic, we could suffer slower response times, problems with customer service and delays in reporting accurate financial information. Any of these factors could significantly and adversely affect the results of our operations.

If our third party network providers are unable or unwilling to provide Internet access to our members on commercially reasonable terms, we may suffer the loss of customers, higher costs and lower overall revenues.

We provide dial-up access through company-owned points of presence and through third party networks. We will be able to serve our members through the combination of network providers that we deem most efficient. Our ability to provide Internet access to our members will be limited if:

o our third-party network providers are unable or unwilling to provide access to our members;
o we are unable to secure alternative arrangements upon termination of third-party network provider agreements; or
o    there is a loss of access to third-party providers for other reasons.

These events could also limit our ability to further expand nationally and/or internationally, which could have a material adverse affect on our business. If we lose access to third-party providers under current arrangements, we may not be able to make alternative arrangements on terms acceptable to us, or at all. We do not currently have any plans or commitments with respect to alternative third-party provider arrangements in areas served by only one network provider. Moreover, while the contracts with the third-party providers require them to provide commercially reliable service to our members with a significant assurance of accessibility to the Internet, the performance of third-party providers may not meet our requirements, which could materially adversely affect our business, financial condition and results of operations.

Our revenues and results of operations will be dependent upon our proprietary technology and we may not be successful in protecting our proprietary rights or avoiding claims that we are infringing upon the proprietary rights of others.

Our success depends in part upon our software and related documentation. We principally rely upon copyright, trade secret and contract laws to protect our proprietary technology. We cannot be certain that we have taken adequate steps to prevent misappropriation of our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology.

We could incur substantial costs and diversion of management resources in the defense of any claims relating to proprietary rights, which could materially adversely affect our business, financial condition, and results of operations. Parties making these claims could secure a judgment awarding substantial damages as well as injunctive or other equitable relief that could effectively block our ability to license our products in the United States or abroad. Such a judgment could have a material adverse effect on our business, financial condition and results of operations. If a third party asserts a claim relating to proprietary technology or information against us, we may seek licenses to the intellectual property from the third party. We cannot be certain, however, that third parties will extend licenses to us on commercially reasonable terms, or at all. If we fail to obtain the necessary licenses or other rights, we could materially adversely affect our business, financial condition and results of operations.

If we fail to grow our user base, we may not be able to generate revenues, decrease per user telecommunications costs or implement our strategy

If we are unable to grow our user base, we may not be able to generate revenues, decrease per-user telecommunications costs or implement our strategy. We intend to generate new users through other distribution channels, such as television, radio and print media advertising, direct marketing campaigns, and bundling, co-branding and retail distribution arrangements. However, we have little practical experience with marketing our service through these channels. If these distribution channels prove more costly or less effective than anticipated, it could adversely impact our ability to grow. We would also be unable to grow our user base if a significant number of our current registered users stopped using our service. We cannot assure you that we will be able to successfully address these issues and retain our existing user base.

Changed in government regulation could decrease our revenues and increase our costs.

Changes in the regulatory environment could decrease our revenues and increase our costs. As a provider of Internet access and e-mail services, we are not currently subject to direct regulation by the Federal Communications Commission. However, several telecommunications carriers are seeking to have communications over the Internet regulated by the FCC in the same manner as other more traditional telecommunications services. Local telephone carriers have also petitioned the FCC to regulate Internet access providers in a manner similar to long distance telephone carriers and to impose access fees on these providers, and recent events suggest that they may be successful in obtaining the treatment they seek. In addition, we operate our services throughout the United States, and regulatory authorities at the state level may seek to regulate aspects of our activities as telecommunications services. As a result, we could become subject to FCC and state regulation as Internet services and telecommunications services converge.

We remain subject to numerous additional laws and regulations that could affect our business. Because of the Internet's popularity and increasing use, new laws and regulations with respect to the Internet are becoming more prevalent. These laws and regulations have covered, or may cover in the future, issues such as:

o    user privacy;

o    pricing;

o    intellectual property;

o    federal, state and local taxation;

o    distribution; and

o    characteristics and quality of products and services.

Legislation in these areas could slow the growth in use of the Internet generally and decrease the acceptance of the Internet as a communications and commercial medium. Additionally, because we rely on the collection and use of personal data from our subscribers for targeting advertisements shown on our services, we may be harmed by any laws or regulations that restrict our ability to collect or use this data. The Federal Trade Commission has begun investigations into the privacy practices of companies that collect information about individuals on the Internet. In addition, the FTC is conducting an ongoing investigation into the marketing practices of Internet-related companies, including Juno. As part of the FTC's activities, we have been requested to provide, and have provided, marketing-related and customer service-related information to the FTC. Depending on the outcome of the FTC inquiry, we could be required to modify our marketing or customer service practices in a way that could negatively affect our business.

It may take years to determine how existing laws such as those governing intellectual property, privacy, libel and taxation apply to the Internet. Any new legislation or regulation regarding the Internet, or the application of existing laws and regulations to the Internet, could harm us. Additionally, while we do not currently operate outside of the United States, the international regulatory environment relating to the Internet market could have an adverse effect on our business, especially if we should expand internationally.

The growth of the Internet, coupled with publicity regarding Internet fraud, may also lead to the enactment of more stringent consumer protection laws. For example, numerous bills have been presented to Congress and various state legislatures designed to address the prevalence of unsolicited commercial bulk e-mail on the Internet. These laws may impose additional burdens on our business. The enactment of any additional laws or regulations in this area may impede the growth of the Internet, which could decrease our potential revenues or otherwise cause our business to suffer.

Regulation of content and access could limit our ability to generate revenues and expose us to liability

Prohibition and restriction of Internet content and access could dampen the growth of Internet use, decrease the acceptance of the Internet as a communications and commercial medium and expose us to liability. A variety of restrictions on content and access, primarily as they relate to children, have been enacted or proposed, including laws which would require Internet service providers to supply, at cost, filtering technologies to limit or block the ability of minors to access unsuitable materials on the Internet. Because of these content restrictions and potential liability to us for materials carried on or disseminated through our systems, we may be required to implement measures to reduce our exposure to liability. These measures may require the expenditure of substantial resources or the discontinuation of our product or service offerings that subject us to this liability. Further, we could incur substantial costs in defending against any of these claims and we may be required to pay large judgments or settlements or alter our business practices. In addition, our liability insurance may not cover potential claims relating to the Internet services we provide or may not be adequate to indemnify us for all liabilities that may be imposed on us.

We could be exposed to liability for defamation, negligence and infringement.

Because users download and redistribute materials that are cached or replicated by us in connection with our Internet services, claims could be made against us for defamation, negligence, copyright or trademark infringement, or other theories based on the nature and content of such materials. While we have attempted to obtain safe harbor protection against claims of copyright infringement under the Digital Millenium Copyright Act of 1998, there can be no guarantee that we will prevail in any such claims. We also could be exposed to liability because of third-party content that may be accessible through our services, including links to Web-sites maintained by our users or other third parties, or posted directly to our Web-site, and subsequently retrieved by a third party through our services. It is also possible that if any third-party content provided through our services contains errors, third parties who access such material could make claims against us for losses incurred in reliance on such information. You should know that these types of claims have been successfully brought against other online service providers. In particular, copyright and trademark laws are evolving and it is uncertain how broadly the rights provided under these laws will be applied to online environments. It is impossible for us to determine who the potential rights holders may be with respect to all materials available through our services.

We are dependent on strategic marketing alliances as a source of revenues and our business could suffer if any of these alliances are terminated.

We have strategic marketing alliances with a number of third parties, and most of our strategic marketing partners have the right to terminate their agreements with us on short notice. Any termination may result in the substantial loss of members obtained through the alliance. If any of our strategic marketing agreements are terminated, we cannot assure you that we will be able to replace the terminated agreement with an equally beneficial arrangement. We also expect that we will not be able to renew all of our current agreements when they expire or, if we are, that we will be able to do so on acceptable terms. We also do not know whether we will be successful in entering into additional strategic marketing alliances, or that any additional relationships, if entered into, will be on terms favorable to us. Our receipt of revenues from our strategic marketing alliances may also be dependent on factors which are beyond our control, such as the quality of the products or services offered by our strategic marketing partners.

Risks Related To Our Stock

The substantial number of shares that are or will be eligible for sale could cause our common stock price to decline even if the we are successful.

Sales of significant amounts of common stock in the public market, or the perception that such sales may occur, could materially affect the market price of our common stock. These sales might also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. As of September 30, 2003, we have outstanding options to purchase 2,400,000 shares. There are also outstanding warrants to purchase 4,200,000 shares of common stock.

We have anti-takeover provisions, which could inhibit potential investors or delay or prevent a change of control that may favor you.

Some of the provisions of our certificate of incorporation, our bylaws and Delaware law could, together or separately, discourage potential acquisition proposals or delay or prevent a change in control. In particular, our board of directors is authorized to issue up to 5,000,000 shares of preferred stock (less any outstanding shares of preferred stock) with rights and privileges that might be senior to our common stock, without the consent of the holders of the common stock.

If we cannot operate as a going concern, our stock price will decline and you may lose your entire investment.

Our auditors included an explanatory paragraph in their report on our financial statements for the year ended December 31, 2002 which states that, due to recurring losses from operations since inception of the Company, there is substantial doubt about our ability to continue as a going concern. Our financial statements for the three months ended September 30, 2003 do not include any adjustments that might result from our inability to continue as a going concern. These adjustments could include additional liabilities and the impairment of certain assets. If we had adjusted our financial statements for these uncertainties, our operating results and financial condition would have been materially and adversely affected.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we could receive up to $3,150,000 upon exercise of the common stock purchase warrants held by the selling stockholders. We expect to use the proceeds received from the exercise of the common stock purchase warrants, if any, for general working capital purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol "PWRC". For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                                                  High                                            Low
------------------------------------------------- ----------------------------------------------- ----------------------------------
2004

------------------------------------------------- ----------------------------------------------- ----------------------------------
First Quarter*                                    $1.70                                           $0.74
------------------------------------------------- ----------------------------------------------- ----------------------------------
2003

------------------------------------------------- ----------------------------------------------- ----------------------------------
Fourth Quarter                                    $1.20                                           $0.09
------------------------------------------------- ----------------------------------------------- ----------------------------------
Third Quarter                                     $1.50                                           $0.12
------------------------------------------------- ----------------------------------------------- ----------------------------------
Second Quarter                                    $1.01                                           $0.10
------------------------------------------------- ----------------------------------------------- ----------------------------------
First Quarter                                     $2.25                                           $0.10
------------------------------------------------- ----------------------------------------------- ----------------------------------
2002

                                       11

------------------------------------------------- ----------------------------------------------- ----------------------------------
Fourth Quarter                                    $1.01                                           $0.01
------------------------------------------------- ----------------------------------------------- ----------------------------------
Third Quarter                                     $0.04                                           $0.01
------------------------------------------------- ----------------------------------------------- ----------------------------------
Second Quarter                                    $0.04                                           $0.01
------------------------------------------------- ----------------------------------------------- ----------------------------------
First Quarter                                     $0.10                                           $0.02
------------------------------------------------- ----------------------------------------------- ----------------------------------
*Through January 30, 2004

As of February 9, 2004, there were 24,984,829 shares of common stock outstanding.

As of February 9, 2004, there were approximately 3,020 stockholders of record of our common stock. This does not reflect those shares held beneficially or those shares held in "street" name.

We have not paid cash dividends in the past, nor do we expect to pay cash dividends for the foreseeable future. We anticipate that earnings, if any, will be retained for the development of our business.

Equity Compensation Plan Information

------------------------------------- ----------------------------------- ----------------------------------- ----------------------
                                      Number of securities to be issued    Weighted average exercise price      Number of securities
                                         upon exercise of outstanding      of outstanding options, warrants      remaining available
                                         options, warrants and rights                 and rights                 for future issuance
           Plan Category                             (a)                                 (b)                            (c)
------------------------------------- ----------------------------------- ----------------------------------- ----------------------
Equity compensation plans approved    N/A                                 N/A                                 N/A
by security holders
------------------------------------- ----------------------------------- ----------------------------------- ----------------------
Equity compensation plans not         N/A                                 N/A                                 428,877
approved by security holders
------------------------------------- ----------------------------------- ----------------------------------- ----------------------
Total                                 N/A                                 N/A                                 428,877
------------------------------------- ----------------------------------- ----------------------------------- ----------------------

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

Forward Looking Statements

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

o    discuss our future expectations;

o contain projections of our future results of operations or of our financial condition; and

o    state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Our History

We were incorporated in Delaware in 1995 under the name UC'NWIN Systems, Inc. In August 1999, we changed our name to The Winners Edge.com, Inc. During 1999, as a result of a Chapter 11 Bankruptcy Plan of Reorganization, we acquired the assets of The Winners Edge Licensing Corporation. In addition to the assets, we also acquired a ten-year license with the exclusive right to market the Winners Edge handicapping product renewable for a second ten years. We did not acquire the ownership of the handicapping program. In September 2000, we stopped marketing the Winners Edge handicapping product due to insufficient income. On March 30, 2001, we acquired a roofing sealant product, Roof Shield. In July 2001, we changed our name to Sealant Solutions, Inc. In September 2001, we acquired the rights to sell and distribute in the United States the Lady Ole' line of cosmetics products. In February 2002, we entered into a joint venture agreement with IFG Goldstar Cement Company for the entitlement to a royalty payment based upon the sale of certain concrete products. In April of 2002, we sold our rights to the Lady Ole line of cosmetic products. In November of 2002, we agreed to terminate and cancel the remaining term of our licensing agreement with the Winners Edge Licensing Corporation.

On July 21, 2003, pursuant to a Stock Purchase Agreement and Share Exchange, as amended, between our company and PowerChannel, Inc., a Delaware corporation, PowerChannel merged into our company. Pursuant to the Stock Purchase Agreement, PowerChannel ceased to exist and we continued as the surviving corporation. In addition, we changed our name to Powerchannel, Inc. Under this agreement, we issued shares equal to 85% of the fully diluted outstanding shares of our common stock to PowerChannel, Inc.'s shareholders. Such shares are deemed "restricted" as defined under Rule 144 as promulgated under the Securities Act of 1933, as amended. Under the terms of the agreement, we are the acquiring company. The merger was accounted for as a reverse merger, which effectively is a recapitalization of the target company.

Pursuant to the Agreement, Michael Fasci remained on our Board of Directors until his resignation in February 2004, Edward Fasci resigned from our Board of Directors and Steven Lampert was appointed to our Board of Directors. In addition, Michael Fasci resigned as President and Chief Executive Officer and Steven Lampert was appointed as President, Chief Executive Officer, Chief Financial Officer and Secretary. The Acquisition was approved by the unanimous consent of the Board of Directors of our company and PowerChannel on July 21, 2003.

Business Summary

We provide low-cost access to the Internet. In order to accomplish this, we also provide the physical hardware to deliver it through the use of the consumer's existing television. We are primarily focused on the Hispanic market, using a bilingual (English/Spanish) approach to meet the needs of the differing generations within the Hispanic community. Our home page offers the subscriber an English/Spanish language option at the click of a button. Our portal points the subscriber to all the major Hispanic portals and to links with Hispanic commercial, educational and community sites. The reach of our links is designed to embrace the full extent of diverse Hispanic cultural and ethnic interests. As we develop, we will continue to utilize the already existing and successful Hispanic-specific content of others to enhance the practical sense of community that its planned household penetration creates.

Results of Operations

Results of Operations - Nine Months Ended September 30, 2003 Compared to the Nine Months Ended September 30, 2002.

Revenues

We did not generate revenues during the nine months ended September 30, 2003 and 2002.

Operating Expenses

Operating expenses for the nine months ended September 30, 2003 were $446,955, as compared to $1,641,525 for the nine months ended September 30, 2002. The decrease in operating expenses is due to our reducing our expenditures substantially in 2003 due to the absence of revenue. In addition, we recorded expense of $1,663,446 as equity based compensation for the three months ended September 30, 2003 in relation to stock issued for services rendered.

Net Loss and Loss Per Share

The net loss and the loss per share was $2,108,469 and $.18 for the nine months ended September 30, 2003, as compared to net loss of $1,691,525 and $.15 for the nine months ended September 30, 2002. Net loss and loss per share increased from the previous period primarily as a result of the reasons set forth above.

Results of Operations - Three Months Ended September 30, 2003 Compared to the Three Months Ended September 30, 2002.

Revenues

We did not generate revenues during the three months ended September 30, 2003 and 2002.

Operating Expenses

Operating expenses for the quarter ended September 30, 2003 were $309,802 compared to expenses of $270,361 in the year earlier quarter. A portion of this increase in operating expenses is attributable to a third quarter 2003 charge of $32,000 in relation to costs incurred related to the merger. In addition, we recorded expense of $1,663,446 as equity based compensation for the three months ended September 30, 2003 in relation to stock issued for services rendered.

Net Loss and Loss Per Share

The net loss and the loss per share was $1,968,290 and $.16 for the three months ended September 30, 2003, as compared to net loss of $271,994 and $.02 for the three months ended September 30, 2002. Net loss and loss per share increased from the previous period primarily as a result of the reasons set forth above.

Results of Operations - Year Ended December 31, 2002 compared to Year Ended December 31, 2001

Revenues

We did not generate revenues during the year ended December 31, 2002. During the year ended December 31, 2001, we generated license fees of $335,473, which was offset by expenses reimbursed pursuant to the license fee in the amount of $335,473.

Operating Expenses

Operating Expenses incurred for the year ended December 31, 2002, aggregated $2,007,652 as compared to $1,752,286 for the year ended December 31, 2001. Our operating expenses increased by $255,366 for the year ended December 31, 2002 when compared to the previous year. This increase is due to higher expenses incurred during the year ended December 31, 2002 for payments made by PowerChannel Europe on behalf of the Company including various administrative expenses and professional fees.

Net Loss and Loss Per Share

The net loss was $2,074,174 for the year ended December 31, 2002, as compared to a net loss of $1,612,122 for the year ended December 31, 2001. The net loss increased by $462,052 from the previous period primarily as a result of the reasons set forth above.

Liquidity and Capital Resources

At September 30, 2003, we had working capital deficit of $3,797,299 as compared with $3,394,723 at December 31, 2002. The increase in the working capital deficit is primarily the result of the following:

o    a decrease in cash;
o    a loan incurred in the third quarter; and
o    increase in amounts due to related parties.

We have historically sustained our operations and funded our capital requirements with the funds received from the sale of our common stock. To obtain funding for our ongoing operations, pursuant to an offering conducted under Rule 506 of Regulation D, as promulgated under the Securities Act of 1933, we sold units to accredited investors with each unit consisting of 50,000 shares of common stock and 50,000 common stock purchase warrants at a price of $25,000 per unit. In connection with this offering we issued an aggregate of 4,250,000 shares of common stock and 4,250,000 common stock purchase warrants. The common stock purchase warrants are each exercisable into one share of common stock at the holder's option at an exercise price of $.75 per warrant. At anytime after the filing of this registration statement, we may call the warrants when the five-day average closing bid price of the common stock equals or exceeds $1.00. The warrants are exercisable for a period of thirty-six months from the final closing of the offering.

If we need to obtain capital, no assurance can be given that we will be able to obtain this capital on acceptable terms, if at all. In such an event, this may have a materially adverse effect on our business, operating results and financial condition. If the need arises, we may attempt to obtain funding through the use of various types of short term funding, loans or working capital financing arrangements from banks or financial institutions.

Our material funding requirements of $2,100,000 include working capital, marketing costs, acquisition costs, general and administrative costs, debt retirement and the purchase of inventory and technology.

Effect of Recently Issued Accounting Pronouncements

In November 2002, the FASB issued FIN No. 45, "Guarantors Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others," an interpretation of SFAS Nos. 5, 57 and 107, and rescission of FIN No. 34,"Disclosure of Indirect Guarantees of Indebtedness of Others." FIN No. 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after March 31, 2002; while, the provisions of the disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of such interpretation on January 1, 2003 did not have a material impact on the Corporation's results of operations, financial position or cash flows.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities," an interpretation of Accounting Research Bulletin No. 51. FIN No. 46 requires that variable interest entities be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. FIN No. 46 also requires disclosures about variable interest entities that companies are not required to consolidate but in which a company has a significant variable interest. The consolidation requirements of FIN No. 46 will apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements will apply to entities established prior to January 31, 2003 in the first fiscal year or interim period beginning after June 15, 2003. The disclosure requirements will apply in all financial statements issued after January 31, 2003. We have adopted the provisions of FIN No. 46, such provisions have not had a material effect on its results of operation, financial position or the related financial statement disclosures.

In April 2003, the FASB issued Statements of Financial Accounting Standards No. 149 ("SFAS No. 149"), an amendment to SFAS No. 133. SFAS No. 149 clarifies under what circumstances a contract with initial investments meets the characteristics of a derivative and when a derivative contains a financing component. This SFAS is effective for contracts entered into or modified after June 30, 2003.

Accounting for Financial Instruments - In May 2003, the FASB issued Statements of Financial Accounting Standards No. 150 ("SFAS No. 150") "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". SFAS No. 150 established standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. This SFAS is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of SFAS No.150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of SFAS No. 150 will not have a material effect on the financial statements. We adopted SFAS No. 150 in June 30, 2003.

                                    BUSINESS

We are a developmental stage company incorporated in the State of Delaware on December 11, 1995. We formerly operated under the name Sealant Solutions, Inc. On July 21, 2003, PowerChannel, Inc. merged into our company and pursuant to such agreement, the separate existence of PowerChannel, Inc. ceased to exist and we continued as the surviving corporation. We subsequently changed our name to PowerChannel, Inc. We currently trade on the OTC Electronic Bulletin Board under the symbol PWRC.

Our principal product is low-cost access to the Internet. We offer an on-line service that enables consumers to experience the Internet through their televisions. We provide this service through a set-top terminal that attaches to a television and telephone line and enables consumers to access our subscription-based on-line service. By attempting to reduce the cost and complexity barriers to Internet access, our goal is to make the Internet available to a wider audience than has previously been possible.

We provide the physical hardware that is used to deliver the Internet through the use of the consumer's existing television. We market our product as an "introduction to the Internet". There is no need to buy a computer and there is no need to know how to use one. We are primarily focused on the Hispanic market, using a bilingual (English/Spanish) approach to meet the needs of the differing generations within the Hispanic community, and offering value to the subscriber through offers, discounts, coupons and prizes. We have our operations in New York.

Our home page offers the subscriber an English/Spanish language option at the click of a button. Our portal points the subscriber to all the major Hispanic portals and to links with Hispanic and sometimes non-Hispanic commercial, educational and community sites. The reach of our links is designed to embrace the full extent of diverse Hispanic cultural and ethnic interests. As we develop, we will continue to utilize the already existing and successful Hispanic-specific content of others to enhance the practical sense of community that our planned household penetration creates.

Strategic Alliances

Our goal is to have certain distinct, if not unique, features within a five-year timeframe. These features include a sub-$100 Internet solution and a focus on the Hispanic community. We have specifically targeted the Hispanic Community in the United States, as well as Latin America, as we believe that this market is not properly serviced due to the high cost of various Internet options and the language barrier. We have formed a number of strategic alliances and commercial relationships designed in the aggregate to enable us to offer our services, low cost hardware and access to the Internet available through the television, to the Hispanic market, in the United States and Latin America. Theses alliances and relationships will focus initially on the Los Angeles and New York sectors of the market. In order to access this segment of the industry, we have created the following alliances:

o Terra Lycos - a global Internet group. The group, which resulted from Terra Networks S.A.'s acquisition of Lycos, Inc. in October 2000, operates web sites in the United States, Canada, Europe, Asia and Latin America, and is an access provider in Spain and Latin America. We have entered into an agreement with Terra Lycos for Terra Lycos to market our set top boxes.

o ESPN Deportes - a leader in sports news, information and broadcasting targeted to the Spanish speaking markets. ESPN Deportes highlights international sports news and events, with particular attention to Spanish speaking countries and popular Hispanic sports. We have entered into an agreement allowing us to provide their content through our network.

o Wal-Mart - a retailer in the United States with over 4,000 locations. Our set top boxes are currently sold in six stores and we believe we will be able to expand our presence in Wal-mart over the next several months.

o United Hospital Systems - founded in 1978, is a hospital management companies. It is an operator of acute care hospitals, behavioral health centers, ambulatory surgery centers and radiation oncology centers. Currently, together with United Hospital Systems, we are offering daily rental items to patients in two hospitals (Lansdale, PA and W. Palm Beach, Fl).

o Caribe.Net - an Internet solution for Puerto Rico and the Caribbean. Caribe.net intends to provide our Puerto Rican and Caribbean subscribers our pre-paid Internet access bundle with immediate access to the most advanced and experienced Internet access networks in the Caribbean. Caribe.net has local dial-up numbers that cover the entire Island of Puerto Rico.

o ISS-LG, Inc. is a distributor of computers and electronics in the Caribbean. We have entered into a distribution agreement with ISS-LG for our products in Puerto Rico

Products, Services and Technology

We offer an Internet on-line service primarily to the Hispanic community that can be accessed by consumers via our set-top terminal which connects to a television and a telephone line. Once our set-top terminal is connected, the user pays a annual fee for unlimited access to the Internet via our network, which performs all of the underlying operations necessary to provide the consumer with access to the Internet.

The Set-Top Terminal

Our set-top terminal, or PowerChannel System, connects to a television and a telephone line to enable the user to access the Internet via our service. In addition to the power cord, the set-top terminal has two cables: one connects to the consumer's television and the other plugs into the telephone line. A t-splitter is also included, which enables the user to plug their telephone and our PowerChannel System into the same phone line. The PowerChannel System incorporate the following features:

o Simple Installation and Operation: Our set-top terminal utilizes standard electrical and telephone connections to enable consumers to attach the unit to a television and telephone line. Once our set-top terminal is connected to the television and telephone line, the user turns the unit on by pressing the power button, bringing up a brief on-screen registration, requiring the subscriber will have to agree by clicking the "I Agree" which includes name, address, phone number, credit card information and preference information.

o Browsing Speed and Reliability: We utilize a variety of hardware, software and network technologies to provide consumers with fast and reliable Internet access, Web-based content and e-mail communication. The PowerChannel Systems comes standard with a V90.56k modem. In addition, we employ network management technology that connects the user to any one of several alternative Internet service providers to help provide a reliable and efficient connection to the Internet even if a particular Internet service providers's network is overloaded or shut down.

o Infrared Keyboard: Our set top boxes come with a wireless keyboard that has traditional keyboard functions.

Our Network

Our network is accessed through the PowerChannel System and consists of three primary components:

o    user interface and functionality;

o    network content and features; and

o    network operations technology.

         User Interface and Functionality

We designed our bilingual browser for consumer viewing on a television by incorporating certain video techniques such as scrolling screens to indicate vertical page movement and fading to new pages as well as substantially eliminating certain effects such as the piecemeal construction of web pages typical of PC-based browsers, resizable windows and horizontal scroll bars. In addition, our network offers an on-line help function which guides users through certain aspects of the browsing process and introduces the user to certain of our network's features.

                          Network Content and Features

Our network currently offers basic services, including unlimited access to the Internet for an annual subscription price. Key features of the our services include the following:

o The PowerChannel Home Page. The first page seen by the user of our network is our home page. From the home page, the subscriber can access email, chat, shop and explore other areas of the Internet.

o Search Capability. Our subscribers can search the Internet through third-party search engines. This search capability allows users to search Web sites for information on selected topics by key words input by the user.

o E-mail. Our network has e-mail capability. Users can send HTML and multimedia enhanced messages to, and receive messages from, anyone with an address on the Internet. In addition, subscribers are allocated designated storage space in order to save e-mail messages for future reference.


        Network Operations Technology

Our network operations are based in San Jose, California. The technology utilized by the our network includes the following:

o Internet Access and Load-Balancing Technology: We provides users with Internet access service through the use of multiple ISP relationships. We currently utilizes a number of different ISPs in order to provide Internet access to our subscriber base. Our network management technology enables us to perform load balancing among various ISPs and to employ a form of least-cost routing across multiple ISPs.

o Proxy Caching: We are able to cache, transcode, reformat, stream and reorder Web data from individual Web sites for downloading to the user's set-top terminal. The PowerChannel System determines the timing for content updates from standard periodicity data incorporated in many Web sites or from learning algorithms where the periodicity data is not included.

o Modular Scalablity: We currently maintain our network through the use of multiple workstations. Our network is designed so that it can be scaled to accommodate increased volumes of activity by adding additional workstations to our existing inventory.

o Security Encryption: Client/server encryption technology is employed to help maintain a secure connection between the our network server and our set-top terminal client.

Sales, Marketing and Distribution

The PowerChannel System is distributed primarily through the normal consumer electronics distribution channels to retail stores. We complement this distribution effort by installing the PowerChannel System for demonstration purposes and training the dealers to demonstrate the use of our product.

Manufacturing

We have entered into agreements with various parties to manufacture our set-top terminals. These manufacturers build our set-top boxes according to our specifications.

Customer Service

We provide service and technical support organization to provide first-level customer support services to our subscribers. Our customer support and care team respond to customer service and technical support issues received via e-mail or telephone and is available 24 hours a day, seven days a week.

Patents, Copyrights and Trademarks

We regard our patents, copyrights, trademarks, trade dress, trade secrets and similar intellectual property as critical to our success and we rely upon patent law, copyright law, trademark law, trade secret protection and confidentiality and/or license agreements with our employees, customers, licensees and others to protect our proprietary rights. We have filed United States and foreign patent applications relating to our hardware, client software and network system software inventions. We pursue the registration of our copyrights and trademarks in the United States and internationally. Effective patent, copyright, trademark and trade secret protection may not be available in every country in which our products and services are distributed or made available through the Internet. There can be no assurance that any pending registration or application will be granted or that the denial of any such registration or application would not have a material adverse effect on our business.

Competition

The business of providing Internet access services is extremely competitive, rapidly evolving and subject to rapid technological change. We expect that such competition will continue to intensify. We operate in the same space as many other Internet access companies, such as other computer and TV based ISP services, dial-up ISPs, cable companies, interactive television and other providers of Internet access to the general public. A large number of companies are developing or have introduced devices and technologies to facilitate access to the Internet via a television. In addition, Microsoft currently offers its MSNTV service. Such competitors include suppliers of low-cost Internet access technologies. In addition, manufacturers of television sets have announced plans to introduce Internet access and Web browsing capabilities into their products or through set-top boxes, using technology supplied by and others. Operators of cable television systems also have offered Internet access in conjunction with cable service. We also competes with internet service providers and commercial on-line services such as AOL and Compuserve. There can be no assurance that ours competitors will not develop Internet access products and services that are superior to, and priced competitively with our products, thereby achieving greater market acceptance than our offerings. Many of our existing competitors, as well as potential competitors, have longer operating histories, greater name recognition, larger installed customer bases and significantly greater financial, technical and marketing resources than our company. In addition, certain of our current and prospective competitors may be acquired by, receive investments from or enter into other commercial relationships with larger, more well-established and well funded companies. Such competition could have a material adverse effect on our business, operating results and financial condition.

Employees

As of February 3, 2004, we had a total of eight employees, of which three are full time and five are part time. Two of the employees are operating in the areas of engineering, product development, one in marketing and sales and four in finance and administration.

None of our employees is represented by a labor organization, and we are not a party to any collective bargaining agreement. We have never had any employee strike or work stoppage and considers its relations with our employees to be good.

Regulation

We are not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to businesses generally, such as registering to operate a business within each state or the collection of sales tax. However, due to the increasing popularity of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet. Our business is also subject to the FCC regulations for compliance with various suitability mandates in order for our set-top boxes to access the public telephone networks. We have utilized highly reputable testing organizations to ensure our compliance with all safety regulations.

Description of Properties

Our principal executive offices are located at 280 South Mountain Road, New City, New York 10956 and our mailing address is located at 16 North Main Street, Suite 395 New City, New York 10956. Our telephone number is (845)634-7979. The facility is utilized in the following manner:

o    administrative offices;
o    professional offices; and
o    storage and warehousing.

The facility consists of approximately 1,800 square feet and we lease it for $2,000 per month from Steven Lampert, our Chief Executive Officer and director. The lease expires in 2006. We believe that our existing facilities are adequate for our current use.

Legal Proceedings

Except for the following, we are currently not a party to any material legal proceedings.

o two lawsuits by stockholders alleging investment fraud have been asserted against the Company seeking damages of approximately $60,000. The shareholders filed a complaint in the Supreme Court of Nassau County and Civil Court of the County. Management believes that the resolution of these claims will not have a material effect on the financial position or results of operations of the Company.

                                    MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors, and their ages and positions are:

-------------------------------------- ----------------------------------------------- ---------------------------------------------
                      Name                                  Age                                           Position
-------------------------------------- ----------------------------------------------- ---------------------------------------------
Steven Lampert                         54                                              President, Chief  Executive  Officer,  Chief
                                                                                       Financial and Chairman of the Board
-------------------------------------- ----------------------------------------------- ---------------------------------------------
James Davidson                         54                                              Director
-------------------------------------- ----------------------------------------------- ---------------------------------------------

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Directors serve without cash compensation and without other fixed remuneration. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

Steven Lampert, President, Chief Executive Officer, Chief Financial and Chairman of the Board

Steven Lampert was appointed as President, Chief Executive Officer, Chief Financial and Chairman of the Board on July 21, 2003. Mr. Lampert has been the President and Chief Executive Officer of PowerChannel, Inc. since 1998. Prior to 1998, Mr. Lampert co-founded Long Distance Direct and was its Chief Executive Officer from December 1991. Prior to founding Long Distance Direct, Mr. Lampert was President of Comtec, Inc., a New York based telecommunications corporation that provided voice-response telephony services, from November 1985 through November 1991. Prior to 1985, Mr. Lampert served as a Director of Telecommunications for NBC and Corning Labs. Mr Lampert holds a BA degree from Hunter College, New York.

James Davidson, Director

James Dale Davidson, has served as a Director since inception. Mr. Davidson is a private investor and analyst. He founded Agora, Inc. a worldwide publishing group with offices in Baltimore, London, Dublin, Paris, Johannesburg, Melbourne and other cities, The Hulbert Financial Digest and Strategic Investment. In conjunction with Lord Rees-Mogg, co-editor of Strategic Investment and former editor of the Times of London, he co-authored a series of books on financial markets. Mr. Davidson also is a current or recent director of a number of companies, many of which he founded. They include MIV Therapeutics, GeneMax, New Paradigm Capital (Bermuda), Anatolia Minerals Development Corporation, and Wharekauhau Holdings (New Zealand). In addition, Mr. Davidson is a director of Plasmar, S.A. (La Paz, Bolivia) Martinborough Winery Ltd. (New Zealand) and New World Premium Brands Ltd. (New Zealand). He is the editor of Vantage Point Investment Advisory, a private financial newsletter with a worldwide circulation. Mr. Davidson has a B.A., M.A. in Literature, Oxford University, U.K.

Executive Officers of the Company

Officers are appointed to serve at the discretion of the Board of Directors. None of the executive officers or directors of the Company has a family relationship with any other executive officer or director of the Company.

Code of Ethics

We have adopted our Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of the officers, directors and employees of our company.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on the Company's review of copies of all disclosure reports filed by directors and executive officers of our company pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company believes that there was compliance with all filing requirements of Section 16(a) applicable to directors and executive officers of our company during 2003, except that Mr. James Davidson failed to file once.

                             EXECUTIVE COMPENSATION

The following tables set forth certain information regarding our CEO and each of our most highly compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2002, 2001 and 2000 exceeded $100,000.



                                                      SUMMARY COMPENSATION TABLE

                                                             ANNUAL COMPENSATION

                                                             Other
                                                             Annual      Restricted     Options      LTIP
   Name & Principal                Salary        Bonus       Compen-       Stock         SARs       Payouts      All Other
       Position           Year       ($)          ($)        sation ($)   Awards($)       (#)         ($)      Compensation
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Michael E. Fasci (1)      2002     37,500          0            0          12,500           -            -             -
  CEO, CFO

(1) Mr. Fasci resigned as CEO and CFO in July 2003 and a director in February 2004.

Options/SARs Grants During Last Fiscal Year

During the fiscal year ended December 31, 2002, no executive officer or director were granted options to purchase shares of common stock.

Directors and committee members did not receive, and were not eligible for, compensation from us during the fiscal year ending December 31, 2002.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

The following table provides information regarding the aggregate number of options exercised during the fiscal year ended December 31, 2002 by each of the named executive officers and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2002. The common stock price at December 31, 2002 was $0.40 per share.

------------------- -------------- -------------- -------------- ---------------- -------------- ----------------
                                                  # of
                                                  Securities                      Value of
                                                  Underlying                      Unexercised
                                                  Unexercised                     In-the-money
                    Shares                        Options at                      Options at
                    Acquired on    Value          FY-End                          FY-End
                    Exercise       Realized       Exercisable   Unexercisable     Exercisable    Unexercisable
------------------ -------------- -------------- -------------- ---------------- -------------- ----------------

Michael Fasci             -              -        -              -                     -                -
------------------- -------------- -------------- -------------- ---------------- -------------- ----------------

Executive Employment Agreements

In February 2004, we have entered into an employment agreement with Steven Lampert, our CEO and a director. The employment agreement provides Mr. Lampert with $160,000 per annum in compensation. We currently have no other employment agreements in place with any officers of our company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 2002, we issued 87,209 restricted shares of common stock to an officer of our company in exchange for the cancellation of $87,209 of indebtedness.

In February 2002, we sold 250 restricted common stock at $1.00 per share to an accredited investor pursuant to a private placement which shares were subsequently purchased by the sole officer of our company.

In April 2002, we issued 1,000 restricted shares of common stock to a non-affiliate in consideration of a full release of all claims against us in connection with the Lady Ole cosmetics business.

In November 2002, we issued 15,000 restricted shares of common stock to two non-affiliates in full settlement of pending litigation.

In January 2004, we issued 250,000 shares of common stock under our 2004 Stock Incentive Plan to Steven Lampert, our CEO and director, for services rendered. These shares were registered on a Form S-8 Registration Statement.

In January 2004, we issued James Davidson, a director of our company, 750,000 shares of common stock for services rendered as a director. The shares are restricted in accordance with Rule 144 as promulgated under the Securities Act of 1933, as amended.

We currently lease our executive offices from Steven Lampert, our CEO and a director. The facility consists of approximately 1,800 square feet and we lease it for $2,000 per month.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of February 9, 2004

o by each person who is known by us to beneficially own more than 5% of our common stock;

o    by each of our officers and directors; and

o    by all of our officers and directors as a group.

Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.

------------------------------------------------- ----------------------------------------------- ----------------------------------
Name of Beneficial Owner                          Common Stock Beneficially Owned                 Percentage of Common Stock**
------------------------------------------------- ----------------------------------------------- ----------------------------------
Steven Lampert***                                 3,597,025                                       14.39%
------------------------------------------------- ----------------------------------------------- ----------------------------------
James Davidson***                                 1,024,101                                        4.09%
------------------------------------------------- ----------------------------------------------- ----------------------------------

------------------------------------------------- ----------------------------------------------- ----------------------------------

------------------------------------------------- ----------------------------------------------- ----------------------------------
All of executive officers and directors (2
persons)                                          4,692,373                                       18.8%
------------------------------------------------- ----------------------------------------------- ----------------------------------

* Less than 1% of the outstanding common stock.

** Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of February 10, 2004 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total of 24,984,829 shares of common stock outstanding on February 10, 2004, and the shares issuable upon the exercise of options and warrants exercisable on or within 60 days of February 10, 2004, as described below.

*** Executive officer and/or director.

                   DESCRIPTION OF SECURITIES BEING REGISTERED

Common Stock

We are authorized to issue up to 95,000,000 shares of common stock, par value $.01. As of February 10, 2004, there were 24,984,829 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $.01 per shares. As of February 10, 2004, there were no shares of preferred stock outstanding. The board of directors has authority, without action by the stockholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. The preferred stock, if and when issued, may carry rights superior to those of the common stock.

We do not have any plans to issue any shares of preferred stock. However, we consider it desirable to have one or more classes of preferred stock to provide us with greater flexibility in the future in the event that we elect to undertake an additional financing and in meeting corporate needs that may arise. If opportunities arise that would make it desirable to issue preferred stock through either public offerings or private placements, the provision for these classes of stock in our certificate of incorporation would avoid the possible delay and expense of a stockholders' meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock would result, however, in a series of securities outstanding that may have certain preferences with respect to dividends, liquidation, redemption, and other matters over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right that may be attached to the preferred stock may also result in the dilution of the net income per share and net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. As a result, it is not possible at this time to determine the respects in which a particular series of preferred stock will be superior to our common stock. The board of directors does not have any specific plan for the issuance of preferred stock at the present time and does not intend to issue any such stock on terms which it deems are not in our best interest or the best interests of our stockholders.

Common Stock Purchase Warrants

We currently have 4,200,000 common stock purchase warrants outstanding. The common stock purchase warrants are each exercisable into one share of common stock at the holder's option at an exercise price of $.75 per warrant. At anytime after the filing of a registration statement covering the shares of common stock underlying the warrants, we may call the warrants when the five-day average closing bid price of the common stock equals or exceeds $1.00. The warrants are exercisable for a period of thirty-six months from issuance.

Stock Options

We currently have an aggregate of 2,400,000 options outstanding. Of the 2,400,000 outstanding, 1,200,000 are exercisable at a price of $0.20 per share and 1,200,000 are exercisable at a price of $0.40 per share.

Transfer Agent

Our transfer agent is Olde Monmouth Stock Transfer Company, Inc. Their address is 77 Memorial Parkway, Suite 101, Atlantic Highlands, NJ 07716 and their telephone number is 732-872-2727.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize the company to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
o an exchange distribution in accordance with the rules of the applicable exchange;
o    privately-negotiated transactions;
o short sales that are not violations of the laws and regulations of any state or the United States;
o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
o    through the writing of options on the shares
o    a combination of any such methods of sale; and
o    any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders,

but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                              SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                              Shares Beneficially Owned                            Shares Beneficially Owned
                                           -------------------------------                     ----------------------------------
                                              Prior to the Offering(1)                                After the Offering(2)
                                                                                  Total
                                                                            -----------------
                  Name                         Number          Percent           Shares            Number           Percent
                                                                               Registered
Steven Lampert(3)                                3,597,025     14.39%                 500,000    3,097,025           9.78%
Robert Tatum                                     1,010,943      4.05%               1,010,943        0                 0
James Davidson                                   1,024,101      4.09%               1,024,101        0                 0
SOS Resource Services, Inc.(4)                   2,475,000      9.90%               1,950,000      525,000           1.65%
Jonathan Honig                                   1,218,587      4.88%               1,218,587        0                 0
Herbert Hersey                                     499,672      2.00%                 499,672        0                 0
Douglas Clausen                                    420,634      1.68%                 420,634        0                 0
Ronald Hubbard                                      71,428      *                      71,428        0                 0
Barry Zide                                         186,500      *                      50,000     136,500              *
Kenneth Friedman                                   100,000      *                      50,000      50,000              *
Barry Honig(5)                                   1,200,000      3.79%               1,200,000        0                 0
Gerald Wolfe(6)                                    100,000      *                     100,000        0                 0
Lawrence Gibbins(7)                                500,000      2.00%                 500,000        0                 0
Ralph Schwartz(8)                                  100,000      *                     100,000        0                 0
Jeffrey McLaughlin(9)                              100,000      *                     100,000        0                 0
Jordan Enterprises(10)                             200,000      *                     200,000        0                 0
Peekskill, LLC(11)                                 400,000      1.60%                 400,000        0                 0
Tony Tseng(12)                                     200,000      *                     200,000        0                 0
Zalman Silber(13)                                  400,000      1.60%                 400,000        0                 0
Richard Cayner(14)                                 600,000      2.40%                 600,000        0                 0
Omega Capital Small Cap Fund(15)                   100,000      *                     100,000        0                 0
Douglas Welpton(16)                                100,000      *                     100,000        0                 0
LRG Holdings(17)                                   100,000      *                     100,000        0                 0
Tripp Family Trust (18)                            100,000      *                     100,000        0                 0
North Bar Capital(19)                              100,000      *                     100,000        0                 0
Mark Nordiicht(20)                                 600,000      2.40%                 600,000        0                 0
Chaim Gross(21)                                    400,000      1.60%                 400,000        0                 0
Abraham Schwartz(22)                               100,000      *                     100,000        0                 0
Riddell Alexander(23)                              400,000      1.60%                 400,000        0                 0
Hazelton Capital Ltd. (24)                         200,000      *                     200,000        0                 0
Professional Traders(25)                         1,000,000      4.00%               1,000,000        0                 0
Reuven Rosenberg(26)                               200,000      *                     200,000        0                 0
Veen Kaila(27)                                     200,000      *                     200,000        0                 0
Marketwise Trading, Inc. (28)                      200,000      *                     200,000        0                 0
Omicron Master Trust (29)                        1,000,000      4.00%               1,000,000        0                 0
Eli Levitan(30)                                    200,000      *                     200,000        0                 0
Castle Creek Partners(31)                          800,000      3.20%                 800,000        0                 0
Leonard Cohen(32)                                  100,000      *                     100,000        0                 0
                  TOTAL                                                            16,495,365

------------------------------------------------------------------------------------------------------------------------------------

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.
(2) Assumes that all securities registered will be sold and that all shares of common stock underlying the options and common stock purchase warrants will be issued.
(3) Executive officer and director of our company. Includes 254,652 shares of common stock owned by Karen Lampert, the wife of Steven Lampert
(4) SOS Resources Services, Inc. is owned by Sal Russo who has beneficial and dispositive control over the shares of common stock. Includes 1,275,000 shares of common stock and 1,200,000 shares of common stock underlying options exercisable at $.20.
(5) Represents 1,200,000 shares of common stock underlying stock options exercisable at $.40 per share.
(6) Represents (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.
(7) Represents (i) 250,000 shares of common stock and (ii) 250,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.
(8) Represents (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.
(9) Represents (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.
(10) Represents (i) 100,000 shares of common stock and (ii) 100,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.
(11) Represents (i) 200,000 shares of common stock and (ii) 200,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.
(12) Represents (i) 100,000 shares of common stock and (ii) 100,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.
(13) Represents (i) 200,000 shares of common stock and (ii) 200,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.
(14) Represents (i) 300,000 shares of common stock and (ii) 300,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.
(15) Represents (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.
(16) Represents (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.
(17) Represents (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.
(18) Represents (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.
(19) Represents (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.
(20) Represents (i) 300,000 shares of common stock and (ii) 300,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.

(21) Represents (i) 200,000 shares of common stock and (ii) 200,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.

(22) Represents (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.

(23)Represents (i) 200,000 shares of common stock and (ii) 200,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.

(24) Represents (i) 100,000 shares of common stock and (ii) 100,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.

(25)Represents (i) 500,000 shares of common stock and (ii) 500,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.

(26)Represents (i) 100,000 shares of common stock and (ii) 100,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.

(27)Represents (i) 100,000 shares of common stock and (ii) 100,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.

(28)Represents (i) 100,000 shares of common stock and (ii) 100,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.

(29)Represents (i) 500,000 shares of common stock and (ii) 500,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.

(30) Represents (i) 100,000 shares of common stock and (ii) 100,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.

(31) Represents (i) 400,000 shares of common stock and (ii) 400,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.

(32) Represents (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.

                                  LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby. A member of Sichenzia Ross Friedman Ference LLP has received 85,000 shares of common stock, from us for general corporate matters.

                                     EXPERTS

Yohalem Gillman & Company LLP, Independent Certified Public Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, PowerChannel Holdings, Inc. and subsidiaries at December 31, 2002 and 2001(pre-merger), and for the year then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing. their expertise in accounting and auditing.

Radin Glass & Co., LLP, Independent Certified Public Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2002 and 2001, and for the year then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

                              CHANGE IN ACCOUNTANTS

On January 23, 2004, we notified Radin Glass & Co., LLP, our independent public accountants, that we were terminating its services, effective as of that date. On January 26, 2004, we engaged Wolinetz, Lafazan & Company, P.C. as our principal independent accountant. This decision to dismiss Radin and engage Wolinetz was ratified by the majority approval of the Board of Directors of the Company.

During the last two fiscal years ended December 31, 2002 and December 31, 2001 and through January 23, 2004, (i) there were no disagreements between our company and Radin on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Radin would have caused Radin to make reference to the matter in its reports on our financial statements, and (ii) Radin's report on our financial statements did not contain any other adverse opinion, disclaimer of opinion, or modification or qualification of opinion, except that Radin's report on the consolidated financial statements for the year ended December 31, 2002 contains an explanatory paragraph indicating that there is substantial doubt as to our ability to continue as a going concern. In addition, Radin resigned as our independent auditors on November 24, 2003. Radin informed our company that the resignation resulted from the fact that we filed our Form 10-QSB on November 14, 2003, for the quarter ended September 30, 2003, without adequate disclosure indicating that a review of the financial statements included therein had not been completed by Radin. Effective as of December 16, 2003, we re-engaged Radin as our independent auditor. On January 5, 2004, we filed an amended Form 10-QSB, which was reviewed by Radin. During the last two most recent fiscal years ended December 31, 2002 and December 31, 2001 and through January 23, 2004, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.

During the two most recent fiscal years and through January 26, 2004, we have not consulted with Wolinetz regarding either:

o the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Wolinetz concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

o    any matter that was either subject of disagreement or event, as defined in
     Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in
     Item 304(a)(1)(iv)(A) of Regulation S-B.


                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Powerchannel, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 that require us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. The public could obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330 Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                               POWERCHANNEL, INC.

                              FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2003 and September 30, 2002

         Balance Sheet                                                                           F-1
         Statement of Operations                                                                 F-2
         Statement of Stockholders' Equity (Deficit)                                             F-4
         Statement of Cash Flows                                                                 F-7
         Notes to Consolidated Financial Statements                                              F-8 to F-13

For the Years Ended December 31, 2002 and 2001 of PowerChannel Holdings, Inc. and Subsidiaries

         Report of Independent Certified Public Accountants                                      F-14
         Consolidated Balance Sheet                                                              F-15
         Consolidated Statement of Operations                                                    F-16
         Consolidated  Statement of Stockholders' Equity (Deficit)                               F-17
         Consolidated Statement of Cash Flows                                                    F-20
         Notes to Financial Statements                                                           F-21 to F-29

For the Years Ended December 31, 2002 and 2001 of Sealant Solutions, Inc.

         Report of Independent Certified Public Accountants                                      F-31
         Balance Sheet                                                                           F-32
         Statement of Operations                                                                 F-33
         Statement of Deficiency in Assets                                                       F-34
         Statement of Cash Flows                                                                 F-35
         Notes to Financial Statements                                                           F-36 to F-42

                             POWERCHANNEL, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                   (UNAUDITED)
                               September 30, 2003

                                                                    September 30,
                                                                        2003
                                                                     (unaudited)
                                     ASSETS                      (restated note 15)
CURRENT ASSETS:
     Cash and cash equivalents                                                 $ -
     Inventory                                                             555,000
     Prepaid Expenses  and Advances                                              -
                                                              ---------------------
                                  TOTAL CURRENT ASSETS                     555,000
                                                              ---------------------
Property and equipment, net                                                 18,997

Investment in PowerChannel Europe, PLC                                     630,483

                                                              ---------------------
                                                                       $ 1,204,480
                                                              ---------------------


                      LIABILITIES AND DEFICIENCY IN ASSETS


     Accounts payable and accrued liabilities                            $ 531,039
     Accrued Payroll Taxes payable                                         115,376
     Due to related parties                                              3,593,884
     Note Payable                                                          112,000
                                                              ---------------------
                                  TOTAL CURRENT LIABILITIES              4,352,299


Convertible Notes Payable                                                  280,000

DEFICIENCY IN ASSETS

     Preferred Stock authorized 5,000,000 shares; issued
              and outstanding -0- shares                                         -
     Common stock par value $.01 per share; authorized 95,000,000          135,940
              shares, issued and outstanding 13,594,056 shares
     Additional paid in capital                                          6,377,480
     Subscription receivable                                               (50,575)
     Accumulated other comprehensive income (loss)                        (256,416)
     Deficit accumulated during development stage                       (9,634,248)

                                                              ----------------------
                                  TOTAL STOCKHOLDERS' DEFICIT           (3,427,819)
                                                              ----------------------

                                                              ----------------------
                                                                       $ 1,204,480
                                                              ----------------------

                See accompanying notes to financial statements.

                               POWERCHANNEL, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS

                                                                                                                  For the Period
                                                         NINE MONTHS ENDED        NINE MONTHS ENDED         July 8, 1998 (Inception)
                                                            September 30, 2003       September 30, 2002       to September 30, 2003
                                                               (Unaudited)               (Unaudited)               (Unaudited)
                                                            (restated note 15)       (restated note 15)        (restated note 15)
Gross License Fees - PowerChannel
   Europe, PLC                                                           $ -                       $ -                 1,894,348

Expenses reimbursed pursuant
     to license agreement                                                  -                         -                (1,884,348)
                                                         ---------------------------------------------------------------------------

        Net license income                                                 -                         -                    10,000

SALES                                                                      -                         -                         -

EXPENSES
     Selling general and administrative                              446,955                 1,641,525                 5,389,079
     Equity Based Compensation                                     1,663,446                                           1,663,446
                                                         ---------------------------------------------------------------------------

                     TOTAL EXPENSES                                2,110,401                 1,641,525                 7,052,525

Loss before income (loss) from PowerChannel Europe PLC            (2,110,401)               (1,641,525)               (7,042,525)
                                                         ---------------------------------------------------------------------------

Income (loss) from PowerChannel Europe, PLC                            1,932                   (50,000)               (2,591,723)


NET INCOME (LOSS) BEFORE INCOME TAXES
     Income taxes                                                 (2,108,469)               (1,691,525)               (9,634,248)
                                                         ---------------------------------------------------------------------------
     Net Income (loss)                                            (2,108,469)               (1,691,525)               (9,634,248)

Basic and diluted earnings (loss) per share                          $ (0.18)                  $ (0.15)
                                                         ===========================================================================

Weighted average shares outstanding
  basic and diluted                                               11,661,130                11,212,052
                                                         ===========================================================================

                See accompanying notes to financial statements.

                               POWERCHANNEL, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS

                                                                  THREE MONTHS ENDED         THREE MONTHS ENDED
                                                                   September 30, 2003         September 30, 2002
                                                                      (Unaudited)                 (Unaudited)
                                                                   (restated note 15)         (restated note 15)

Gross License Fees - PowerChannel
   Europe, PLC                                                                  $ -                         $ -

Expenses reimbursed pursuant
     to license agreement                                                         -                           -
                                                         -------------------------------------------------------

        Net license income                                                        -                           -

SALES                                                                             -                           -

EXPENSES
     Selling general and administrative                                     309,802                     270,361
     Equity based compensation                                            1,663,446                           -

                     TOTAL EXPENSES                                       1,973,248                     270,361

Income (Loss) before income (loss) from PowerChannel
   Europe PLC                                                            (1,973,248)                   (270,361)
                                                         -------------------------------------------------------
                                                                                                              -
Income (loss) from PowerChannel Europe, PLC                                   4,958                      (1,633)


NET INCOME (LOSS) BEFORE INCOME TAXES
     Income taxes
                                                         -------------------------------------------------------
     Net Income (loss)                                                 $ (1,968,290)                 $ (271,994)
                                                         =======================================================

Basic and diluted earnings (loss) per share                                 $ (0.16)                    $ (0.02)
                                                         =======================================================

Weighted average shares outstanding
  basic and diluted                                                      12,334,748                  11,212,052
                                                         =======================================================

                See accompanying notes to financial statements.

                               PowerChannel, Inc.
                          (A Development Stage Company)
   Statement of Stockholders' Equity (Deficit) (Unaudited) (restated note 15)

                                                    Common Stock               Additional Subscription
                                               Shares           Amount        Paid in Capital    Receivable
Balance at inception
August 10, 1998                                    -                -                -                -

Shares issued pursuant to initial
capitalization                            17,650,000           17,650                            (3,350)

Net Loss

                                     ---------------------------------------------------------------------
Balance at December 31, 1998              17,650,000           17,650                -           (3,350)

Shares issued for exercise of
warrants                                   2,000,000            2,000          198,000             (200)

Shares issued pursuant to initial
capitalization                             1,019,000            1,019                            (1,019)

Shares issued pursuant to private
placement                                    500,000              500          249,500

Shares issued pursuant to
agreement                                    288,000              288          143,200

Net Loss

                                    ---------------------------------------------------------------------
Balance at December 31, 1999              21,457,000           21,457          590,700           (4,569)

Shares issued pursuant to private
placement                                    200,000              200          199,800

Shares issued for services                    40,328               40           99,452

Additional paid in capital from
sale of common stock Powerchannel
Europe, PLC                                                                  3,103,764

Intrinsic value  of beneficial
conversion feature                                                             280,000

Net loss
Other comprehensive loss

                                    ---------------------------------------------------------------------
Balance at December 31, 2000              21,697,328           21,697        4,273,716           (4,569)

Shares issued pursuant to private
placement                                    183,500              183          458,567          (46,006)

Net loss
Other comprehensive loss

                                    ---------------------------------------------------------------------
Balance at December 31, 2001              21,880,828           21,880        4,732,283          (50,575)

Net  loss

Other comprehensive income

                                    ---------------------------------------------------------------------
Balance at December 31, 2002              21,880,828           21,880        4,732,283          (50,575)

Recapitalization due to reverse
merger                                   (10,668,776)          90,240         (107,091)

Shares issued for services                 2,104,226           21,042        1,705,066

Shares issued pursuant to private
placement                                    277,778            2,778           47,222

Net loss
Other comprehensive loss
                                    ---------------------------------------------------------------------
Balance at September 30, 2003             13,594,056        $ 135,940      $ 6,377,480        $ (50,575)
                                   =====================================================================

                               PowerChannel, Inc.
                          (A Development Stage Company)
                   Statement of Stockholders' Equity (Deficit)
                                   (Unaudited)
                         (restated note 15) (continued;)

                                         Deficit
                                       Accumulated          Accumulated
                                     during Developmen   Other Comprehens       Total
                                          Stage             Income (Loss)
Balance at inception
August 10, 1998                                    -               -        $       -

Shares issued pursuant to initial
capitalization                                                                 14,300

Net Loss                                     (79,169)                         (79,169)
                                     -------------------------------------------------
Balance at December 31, 1998                 (79,169)              -        $ (64,869)

Shares issued for exercise of
warrants                                                                      199,800

Shares issued pursuant to initial
capitalization                                                                      -

Shares issued pursuant to private
placement                                                                     250,000

Shares issued pursuant to
agreement                                                                     143,488

Net Loss                                    (801,212)                        (801,212)
                                     -------------------------------------------------
 Balance at December 31, 1999               (880,381)              -         (272,793

Shares issued pursuant to private
placement                                                                     200,000

Shares issued for services                                                     99,492

Additional paid in capital from
sale of common stock Powerchannel
Europe, PLC                                                                 3,103,764

Intrinsic value  of beneficial
conversion feature                                                            280,000

Net loss                                  (2,959,100)                      (2,959,100)
Other comprehensive loss                                    (189,953)        (189,953)

                                     -------------------------------------------------
Balance at December 31, 2000              (3,839,481)       (189,953)         261,410

Shares issued pursuant to private
placement                                                                     412,744

Net loss                                  (1,612,122)                      (1,612,122)
Other comprehensive loss                                    (147,663)        (147,663)

                                     -------------------------------------------------
Balance at December 31, 2001              (5,451,603)       (337,616)      (1,085,631)

Net  loss                                 (2,074,176)                      (2,074,176)

Other comprehensive income                                   130,199          130,199

                                     -------------------------------------------------
Balance at December 31, 2002              (7,525,779)       (207,417)      (3,029,608)

Recapitalization due to reverse
merger                                                                        (16,851)

Shares issued for services                                                  1,726,108

Shares issued pursuant to private
placement                                                                      50,000

Net loss                                  (2,108,469)                      (2,108,469)
Other comprehensive loss                                     (48,999)         (48,999)
                                     -------------------------------------------------
Balance at September 30, 2003           $ (9,634,248)     $ (256,416)    $ (3,427,819)
                                     =================================================

                See accompanying notes to financial statements.

                               POWERCHANNEL, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                                                               For the period
                                                              NINE MONTHS ENDED       NINE MONTHS ENDED     July 8, 1998 (Inception)
                                                                September 30, 2003      September 30, 2002    to September 30, 2003
                                                                    (Unaudited              (Unaudited)          (Unaudited)
                                                                (restated note 15)      (restated note 15)    (restated note 15)
Cash flows from operating activities
Net loss
    Adjustments to reconcile net loss to net cash
         provided by (used in) operating activities:                     $ (2,108,469)           $ (1,691,525)     $ (9,634,248)

            Intrinsic value of beneficial conversion
                      feature of convertible notes                                  -                       -           280,000
            Expense recorded on issuance of
                      stock for services                                    1,726,108                       -         1,825,560
            (Loss) income on investment in
                      PowerChannel Europe PLC                                 (19,458)                      -         2,265,871
            Loss on asset disposal                                                  -                 (16,200)           20,456
            Reserve on inventory                                              138,299                       -           138,299
            Depreciation                                                                                                 58,868
            Change in current operating assets and liabilities
                     Decrease (increase) in inventory                               -                (687,922)         (693,299)
                     Decrease (increase) in other assets                       21,502                (127,889)                1
                     Due to PowerChannel Europe PLC
                           relating to operations                             122,668                       -           820,810
            Increase (decrease) in accounts payable - other                   (58,008)                137,888           645,660
                                                                 ----------------------------------------------------------------


                      Net cash used in operating activities                  (177,358)             (2,385,648)       (4,272,022)
                                                                 ----------------------------------------------------------------


Cash flows from investing activities

            Purchases of property and equipment                                     -                       -          (113,416)
            Advances to related parties                                             -                       -           (64,935)
            Repayments for advances to related parties                              -                       -            64,935
            Loans to related parties                                                -                       -          (278,027)
            Repayments from loans to related parties                                -                       -           278,027

                                                                 ---------------------------------------------------------------
                      Net cash used in investing activities                         0                       0          (113,416)
                                                                 ---------------------------------------------------------------

Cash flows from financing activities
            Proceeds from notes                                               112,000                       -           112,000
            Proceeds from issuance of common stock                                  -                       -         1,220,364
            Loans and advances from related parties                                 -               2,400,831         2,773,074
            Proceeds from convertible notes                                         -                       -           280,000
                                                                 ---------------------------------------------------------------

                     Net cash provided by financing activities                112,000               2,400,831         4,385,438
                                                                 ---------------------------------------------------------------


                                                                 ---------------------------------------------------------------
Net increase (decrease) in cash                                               (65,358)                 15,183                 0
                                                                 ---------------------------------------------------------------

Cash-beginning of period                                                       65,358                  26,980
                                                                 ---------------------------------------------------------------

Cash - end of period                                                              $ -                $ 42,163
                                                                 ===============================================================

                See accompanying notes to financial statements.

                               POWERCHANNEL, INC.
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Note 1. Basis of Presentation

The accompanying unaudited consolidated financial statements of Sealant Solutions (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Regulation S-B.

Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation (consisting of normal recurring accruals) have been included. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Operating results expected for the nine months ended September 30, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003. For further information, refer to the financial statements and footnotes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002.

Note 2. Organization and Operations

PowerChannel Holdings, Inc. was incorporated under the laws of the State of Delaware on March 26, 1999. The Company's wholly owned subsidiaries, PowerChannel, Inc. and PowerChannel.com, Inc., were incorporated under the laws of the State of Delaware on August 10, 1998, and April 19, 2000, respectively.

The Company is a consumer electronics marketing company dedicated to offering a wide range of electronic appliances and services to the consumer market. PowerChannel's product line includes low-cost, through-the-television Internet access in the United States. The Company plans to furnish its products to the Hispanic market, due to the fact that the product is tailored in all respects to its audience's linguistic, ethnic, cultural and economic trends. At the same time, PowerChannel provides these simple and cost-effective Internet access solutions to the public at large.

Merger

On July 21, 2003 PowerChannel entered into a Stock Purchase and Share Exchange Agreement whereby Sealant Solutions, Inc. acquired all of the outstanding shares of PowerChannel, Inc. Under this agreement, Sealant agreed to issue shares equal to 85% of the fully diluted outstanding shares (or 9,117,525 shares) and an additional 485,552 shares on a pro-rata basis of Sealant Solutions, Inc. to PowerChannel, Inc. shareholders. Such shares are deemed "restricted" as defined under the SEC Rule 144. Under the terms of the agreement, Sealant Solutions is the acquiring company.

The merger is to be accounted for as a reverse merger, which effectively is a recapitalization of the target company. Subsequent to the merger agreement, the surviving company changed its name to PowerChannel, Inc. In connection with the Stock Purchase and Share Exchange Agreement, Sealant Solutions, Inc. increased its authorized common shares to 95,000,000 and preferred shares to 5,000,000 having a par value of $.01.

Upon the closing date of the merger, the Company entered into an option agreement with the CEO of Sealant. In exchange for consulting services, the Company would issue common stock equal to 10% of the fully diluted outstanding shares of Sealant. Such shares are restricted as defined under SEC Rule 144. The Company will be granted options to purchase such shares under a right of first refusal.

After the closing date of the merger, Michael Fasci shall remain on the Board of Directors and Steven Lampert will be appointed to serve.

Note 3. Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses amounting to approximately $9,634,246 since inception. The Company intends to raise additional debt or equity financing to continue its operations; if they are unsuccessful they may be required to cease operations and/or file for bankruptcy.

Note 4. Summary of Significant Accounting Policies (continued)

Inventories

Inventories are stated at the lower of cost or market on a first-in, first-out basis. A reserve of $138,299 was recorded for shrinkage or damaged products.

Investment in PowerChannel Europe PLC

The investment in an unconsolidated affiliate, PowerChannel Europe PLC, over which the Company exercises significant influence but not control, is accounted for by the equity method.

Property and Equipment

Property and equipment are stated at cost. Major property additions, replacements and betterments are capitalized, while maintenance and repairs, which do not extend the useful lives of these assets, are expensed as incurred. Depreciation is provided over the estimated useful lives of the assets using the straight-line and accelerated methods. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the balance sheet, and a gain or loss is reflected in earnings.

The estimated useful lives of the various classes of physical assets were as follows:

Office equipment                        5 years
Furniture & fixtures                    7 years
Automobiles                             5 years

Income Taxes

The Company is taxed as a C Corporation under the provisions of both the Internal Revenue Code and state laws.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash, accrued expenses approximate fair value of the short term maturity of these instruments.

Use of Estimates

The preparation of the consolidated financial statements, in conformity with U.S. generally accepted accounting principles, requires management to make estimates and assumptions that affects the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

The Company has approximately 9,400 set-top boxes in inventory at December 31, 2002 and believes that these will eventually be sold. However, the Company recognized no sales from August 10, 1998 (inception) through September 30, 2003. It is at least reasonably possible that a change in this estimate will occur in the near term.

Loss Per Share

The Company has adopted SFAS No.128, "Earnings per Share". Loss per common share are computed by dividing income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period.

New Accounting Standards

In April 2002, the FASB issued FAS No. 145 (FAS 145), "Recission of FASB Statements No. 4, 44 and 64, amendment of FASB Statement No. 13, and Technical Corrections," which among other matters, limits the classification of gains and losses from extinguishment of debt as extraordinary to only those transactions that are unusual and infrequent in nature as defined by APB Opinion No. 30 "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." FAS 145 are effective no later than January 1, 2003.

In June 2002, the FASB issued FAS No. 146 (FAS 146), "Accounting for Costs Associated with Exit or Disposal Activities." FAS 146 generally requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. This pronouncement is effective for exit or disposal activities initiated after December 31, 2002.

In November 2002, the FASB issued FIN No. 45, "Guarantors Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others," an interpretation of SFAS Nos. 5, 57 and 107, and rescission of FIN No. 34,"Disclosure of Indirect Guarantees of Indebtedness of Others." FIN No. 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after March 31, 2002; while, the provisions of the disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of such interpretation on January 1, 2003 did not have a material impact on the Corporation's results of operations, financial position or cash flows.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities," an interpretation of Accounting Research Bulletin No. 51. FIN No. 46 requires that variable interest entities be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. FIN No. 46 also requires disclosures about variable interest entities that companies are not required to consolidate but in which a company has a significant variable interest. The consolidation requirements of FIN No. 46 will apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements will apply to entities established prior to January 31, 2003 in the first fiscal year or interim period beginning after June 15, 2003. The disclosure requirements will apply in all financial statements issued after January 31, 2003. The Corporation has adopted the provisions of FIN No. 46, such provisions have not had a material effect on its results of operation, financial position or the related financial statement disclosures.

In April 2003, the FASB issued Statements of Financial Accounting Standards No. 149 ("SFAS No. 149"), an amendment to SFAS No. 133. SFAS No. 149 clarifies under what circumstances a contract with initial investments meets the characteristics of a derivative and when a derivative contains a financing component. This SFAS is effective for contracts entered into or modified after June 30, 2003.

In May 2003, the FASB issued Statements of Financial Accounting Standards No. 150 ("SFAS No. 150") "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". SFAS No. 150 established standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. This SFAS is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of SFAS No.150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of SFAS No. 150 will not have a material effect on the financial statements.

The Company adopted the above accounting pronouncements.

Note 5. Investment in Unconsolidated Affiliate

Prior to November 1999, the Company beneficially owned 100% of PowerChannel Limited, which, at the time was an inactive company, with no assets and no revenues. In November 1999, the Board passed a resolution distributing eighty (80%) percent of its shareholding in PowerChannel Limited to the Company's shareholders.

In January 2000, PowerChannel Limited changed its name to PowerChannel Europe Limited and in April 2000 to PowerChannel Europe PLC ("PCE"). The Company currently owns 19.68% of the outstanding ordinary shares of PCE. PCE holds the European rights to the PowerChannel patent-pending business model and know-how, owned and developed by the Company. A new company with the name PowerChannel Limited has been incorporated as a subsidiary of PCE to roll out the PowerChannel model in the UK and Ireland. PowerChannel Limited had entered into a strategic partnership with Granada Media Group ("Granada").

Under the alliance, the strategic partner was allotted a five (5%) percent equity investment in PowerChannel Limited convertible into shares in PCE for nil consideration. PowerChannel Limited was to finance the procurement of the set-top boxes.

In April 2000, the strategic partner converted its shares in PowerChannel Limited into shares of PCE and invested approximately (pound) 13 million (approximately $21 million) for new shares in PCE. As a result of the conversion and the cash investment, the strategic partner owned 23.5% of the fully diluted share capital of PCE.

The strategic partnership with Granada terminated in February 2001. As a result the shares of PCE owned by Granada were returned to PCE, which, in turn were distributed to its remaining shareholders.

In accordance with accounting for the investment in PCE under the equity method, the Company is required to record capital transactions of PCE as if the investee were a consolidated subsidiary. Pursuant to this requirement, the Company, in 2002, recorded an increase of $3,103,764 in their investment in PCE and a corresponding increase in additional capital.

For the years ended December 31, 2002 and 2001, the Company has recorded its pro-rata share of PCE's (loss) income amounting to ($66,522) and $140,164, respectively.

Additionally, PCE's consolidated financial statements, which were audited by auditors, were issued as a going concern since the majority of PCE's assets and liabilities are to be transferred to the Company.

The following table provides condensed consolidated financial information about PCE as of December 31, 2002:

                                2002
                            -----------

Current assets              $ 3,475,844
Non-current assets          $        --
Total assets                $ 3,475,844
Current liabilities         $   371,043
Total liabilities           $   371,043
Equity                      $ 3,104,801
Revenues                    $   773,145
Net (loss) income           $  (338,018)


The current assets included in the above table includes receivables from the Company aggregating approximately $3.4 million in 2002. Such receivable at September 30, 2003 was $3.6 million.

Note 6. Series A Convertible Notes

On February 29, 2000, PowerChannel entered into subscription agreements with seven individuals and in conjunction with such agreements, issued Series A Convertible Notes. Pursuant to these notes, PowerChannel acquired $280,000 in investment capital and issued security interests at 7% interest for a term of three years. At the option of the note holders, these notes may be converted into common stock for the value of the note at a price of $0.1287 per share. A beneficial conversion amount was recorded in the amount of $280,000 and expensed in 2000.

Note 7. Related Party Transaction

PCE

In 2002, the Company bought its entire inventory of set-top boxes from PCE. At December 31, 2002, the amounts due to PCE consisted of approximately $690,000 related to the aforementioned inventory purchase and approximately $2.8 million of loans and advances, which are due on demand and are not interest bearing.

Note 8. Stockholders' Equity

PowerChannel, Inc. shareholders exchanged all of their shares of stock for an equal number of shares in PowerChannel Holdings, Inc. during 1999. Warrants for the purchase of 300,000 shares of common stock were outstanding at December 31, 2002 and 2001. These warrants were subsequently cancelled during July 2003.

PowerChannel's certificate of incorporation authorizes the issuance of "blank check" preferred stock with whatever designation, rights and preferences as may be determined by the board of directors. Accordingly, the board is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation conversion, voting, or other rights, which could adversely affect the voting power and other rights of the holders of common stock. The preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of PowerChannel. The Company does not currently intend to issue any shares of preferred stock, however there can be no assurance that it will not do so.

Note 9. Federal Income Taxes

The Company accounts for income taxes in accordance with the asset and liability method prescribed by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

As of December 31, 2002 and 2001 net operating loss (NOL) carryforwards amounted to approximately $7,500,000 and $5,400,000, respectively and will expire in between 2016 and 2022. Pursuant to SFAS No. 109, for financial reporting purposes, a valuation allowance was recorded as of December 31, 2002 and 2001 to fully offset the Company's net deferred tax assets of approximately $1,125,000 and $810,000, respectively, relating to the NOLs. The Company is not current with respect to its corporate income tax filings.

Note 10. Commitment

The Company conducts its operations in office space under an operating lease which expired in December 2002. The lease provided for increases in rent for utilities and other building operating costs.

Rent expense for the years ended December 31, 2002 and 2001 amounted to approximately $87,500 and $51,470, respectively.

The Company entered into employment agreements with James Gambrell, Michael Preston and Steven Lampert on March 1, 2000. The agreements expired on February 28, 2003 and provided for annual salaries of $250,000 for Mr. Gambrell and $200,000 each for Mr. Preston and Mr. Lampert. Additionally, the agreements provide for certain fringe benefits and stock options (see Note 12). Amounts paid to Messrs. Preston and Lampert aggregated to $390,000 and $323,000 for the years ended December 31, 2002 and 2001, respectively. The aforementioned employee agreements were cancelled in July 2003. All corresponding liabilities owed to these employees under these agreements in excess of the amounts already paid have been waived.

Note 11. Licensing Agreements

The Company entered into an Intellectual Property License Agreement in 2000 with PCE (see Note 7). The Company is the owner of certain inventions, technology, expertise, know-how and intellectual property, which PCE wishes to use. Pursuant to the terms of the agreement, the Company has granted PCE a non-transferable exclusive use of the technology in Europe. In consideration PCE has agreed to pay the Company an initial payment of $10,000 as well as monthly costs incurred by the Company for development work. During the period August 10, 1998 (inception) through December 31, 2002, PCE paid the Company $1,894,348, pursuant to this agreement, of which $1,884,348 is recorded in the financial statements as license fees.

On August 12, 1998, PowerChannel, Inc. entered into a licensing agreement with American Interactive Media, Inc. (AIM) to offer free Internet access to consumers, utilizing AIM supplied set-top appliances and AIM provided Internet service provider (Web Passport Network). This licensing agreement was superseded by a new agreement dated May 19, 1999. The new agreement granted to PowerChannel, Inc. an exclusive worldwide license with the right to sublicense the "WebPassport system", the "WebPassport intellectual property" and the "WebPassport technology". PowerChannel, Inc. signed a convertible promissory note in the amount of $1,090,000 at an interest rate of 3% above the prime rate, which was scheduled to mature on December 31, 2000. This note represented $90,000 in set-top appliances and $1,000,000 in prepaid license fees. During 1999, AIM sent PowerChannel, Inc. notification that it was terminating the license agreement and requested payment in full of the underlying note. PowerChannel, Inc. disputed the termination notice with AIM and entered into discussions to settle the dispute. On June 30, 2000, the parties entered into a termination agreement, which rescinded all previous agreements. Pursuant to this termination agreement, PowerChannel Holdings, Inc. issued AIM 288,000 shares of its common stock as payment in full for PowerChannel, Inc. retaining possession of the set-top appliances (costing $90,000) and as settlement for the $53,000 which was owed to AIM as reimbursement of certain operating costs as called for under the May 19th agreement. Additionally, the Company issued AIM 50,000 warrants for shares at $2.50 per share, which are exercisable for 3 years, these warrants were cancelled in July 2003. AIM and PowerChannel, Inc. agreed to release each other from all other liabilities associated with their relationship.

Note 12. Litigation

Two lawsuits by stockholders alleging investment fraud have been asserted against the Company seeking damages of approximately $60,000. Legal counsel advises that due to the fact that the law firm was only recently retained, they are not yet able to determine the viability of said claims. Management believes that the resolution of these claims will not have a material effect on the financial position or results of operations of the Company.

Note 13. Stock Option Plan


During 2001, the Company adopted the 2001 Stock Option Plan. The aggregate number of common shares that may be issued is 2,500,000. Any key employee shall be eligible to be granted options as determined by the Company's stock option committee. The price of the shares subject to each option shall not be less than 100% of the fair market value of such shares on the date such option is granted. Under this plan, options to purchase shares in the stock of PowerChannel Holdings, Inc. were as follows: 600,000 to James Gambrel, 250,000 to Michael Preston, and 250,000 shares to Steven Lampert. The exercise price is $1.00 per share. This stock option plan and the outstanding options thereunder were cancelled during July 2003.

Note 14. Stock Incentive Plan

In July 2003, the Company created a 2003 Stock Incentive Plan which permits the Company to make awards of stock options, stock appreciation rights, warrants, dividend equivalents, stock awards, restricted stock, phantom stock, performance shares or other securities or rights. All employees of the Company and affiliates are eligible to participate. The number of shares that may be delivered or purchased under the plan are up to 3,000,000 shares at a par value of $.01. Approximately 2,100,000 such shares under this 2003 Stock Incentive Plan have been issued as of September 30, 2003.

Note 15. Restatement of Form 10QSB for quarter ended September 30, 2003

The primary reasons for the restatement were for as described below:

a) The accounting for the reverse merger equity transactions was not performed adequately, since the accumulated deficit of the prior public entity was not eliminated $(1,328,921).

b) The valuation of the shares issued was recorded at $.18 per share verses the current market price, resulting in an additional $1.3 million in compensation expense to record.

c) The cumulative cash flows and stockholders equity now has been included for a development stage enterprise.

Independent Auditor's Report

To the Board of Directors and Stockholders PowerChannel Holdings, Inc.

We have audited the accompanying consolidated balance sheets of PowerChannel Holdings, Inc. and Subsidiaries (a development stage company) as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2002 and 2001, and for the period from August 10, 1998 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to formulate an opinion based on our audits. We did not audit the consolidated financial statements of PowerChannel Europe PLC, a 19.68% owned affiliate, the investment in which, as discussed in Note 2 to the financial statements, is accounted for by the equity method of accounting. The investment in PowerChannel Europe PLC was $611,025 and $616,713 as of December 31, 2002 and 2001, respectively, and the equity in its net (loss) income was $(66,522) and $140,164 for the years ended 2002 and 2001, respectively. The consolidated financial statements of PowerChannel Europe PLC were audited by other auditors whose reports thereon have been furnished to us, and our opinion insofar as it relates to the amounts included for PowerChannel Europe PLC in 2002 and 2001 is based in part on the reports of other auditors.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our report.

In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of PowerChannel Holdings, Inc. and Subsidiaries as of December 31, 2002 and 2001 and the consolidated results of their operations and cash flows for the years ended December 31, 2002 and 2001 and for the period from August 10, 1998 (inception) to December 31, 2002 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, has no continuing source of operating revenue, and is still in the development stage. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Yohalem Gillman & Company LLP
----------------------------------
New York, New York
September 30, 2003

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

                                                                   DECEMBER 31,
                                                            2002                 2001
                                                        -----------          -----------
ASSETS
Current assets
   Cash                                                 $   65,358           $   26,980
   Inventory                                               693,299                   --
   Prepaid expenses and advances                            21,502               52,240
                                                        -----------          -----------

            Total current assets                           780,159               79,220
                                                        -----------          -----------

Property and equipment, net                                 34,092               63,589
                                                        -----------          -----------

Investment in PowerChannel Europe PLC                      611,025              616,713
                                                        -----------          -----------

                                                        $1,425,276           $  759,522
                                                        ===========          ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
   Due to PowerChannel Europe PLC                       $3,471,216           $1,189,963
   Accounts payable - others                               703,666              375,190
                                                        -----------          -----------

            Total current liabilities                    4,174,882            1,565,153
                                                        -----------          -----------

Convertible notes payable                                  280,000              280,000
                                                        -----------          -----------

Stockholders' deficit
   Preferred stock par value $.001 per share;
     authorized 100,000,000 shares; issued
     and outstanding -0- shares                                 --                   --
   Common stock par value $.001 per share;
     authorized 100,000,000 shares; issued
     and outstanding 21,880,828 shares                      21,880               21,880
   Additional capital                                    4,732,283            4,732,283
   Subscription receivable                                 (50,575)             (50,575)
   Accumulated other comprehensive income (loss)          (207,417)            (337,616)
   Deficit accumulated during development stage         (7,525,777)          (5,451,603)
                                                        -----------          -----------

            Total stockholders' deficit                 (3,029,606)          (1,085,631)
                                                        -----------          -----------

                                                        $1,425,276           $  759,522
                                                        ===========          ===========

See accompanying notes and independent auditor's report.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                 AUGUST 10, 1998
                                                                                  (INCEPTION) TO
                                              YEAR ENDED DECEMBER 31,               DECEMBER 31,
                                             2002                 2001                 2002
                                          ------------         ------------         ------------
Gross license fees - PowerChannel          $       --          $   335,473          $ 1,894,348
Europe PLC

Expenses reimbursed pursuant
to license agreement                               --            (335,473)          (1,884,348)
                                          ------------         ------------         ------------

Net license income                                 --                   --               10,000
Operating expenses                          2,007,652            1,752,286            4,942,122
                                          ------------         ------------         ------------

Loss before (loss) income from
PowerChannel Europe PLC                    (2,007,652)          (1,752,286)          (4,932,122)

(Loss) income from PowerChannel
Europe PLC                                    (66,522)             140,164           (2,593,655)
                                          ------------         ------------         ------------

Net loss                                  $(2,074,174)         $(1,612,122)         $(7,525,777)
                                          ============         ============         ============

See accompanying notes and independent auditor's report.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                               YEARS ENDED DECEMBER 31, 2002 AND 2001 AND PERIOD
                                                                AUGUST 10, 1998 (INCEPTION) TO DECEMBER 31, 2002
                                        -------------------------------------------------------------------------------------------
                                                                                             Deficit      Accumulated
                                                                                            Accumulated      Other
                                              Common Stock                                    During     Comprehensive
                                        -----------------------   Additional Subscription   Development      Income
                                          Shares          $        Capital     Receivable      Stage         (Loss)        Total
   Balance at inception
   August 10, 1998                              --   $       --   $       --   $       --    $       --    $        --   $       --

Shares issued at December 31,
   1998 pursuant to initial
   capitalization                       17,650,000       17,650           --       (3,350)           --             --       14,300
                                                                                                                         -----------

                                                                                                                             14,300
                                                                                                                         -----------
Comprehensive income (loss)
   Net loss                                     --           --           --           --       (79,169)            --      (79,169)
   Other comprehensive income
     (loss)                                     --           --           --           --            --             --           --
                                                                                                                         -----------
   Comprehensive income (loss)                  --           --           --           --            --             --      (79,169)
                                        -----------   ----------   ----------   ----------    ----------    -----------  -----------

Balance at December 31, 1998            17,650,000       17,650           --       (3,350)      (79,169)            --      (64,869)
                                                                                                                         -----------

Shares issued March 30, 1999
   pursuant to exercise of warrants      2,000,000        2,000      198,000         (200)           --                          --
                                                                                                                            199,800

Shares issued June 7, 1999
   pursuant to initial capitalization    1,019,000        1,019           --       (1,019)           --             --           --

Distribution of shares in
   PowerChannel Limited
   (see Note 4)                                 --           --           --           --            --             --           --

Shares issued November 11, 1999
   pursuant to private placement           500,000          500      249,500           --            --             --      250,000

Shares issued December 31, 1999
   pursuant to agreement                   288,000          288      143,200           --            --             --      143,488
                                                                                                                         ----------
                                                                                                                            593,288
Comprehensive income (loss)
   Net loss                                     --           --           --           --      (801,212)            --     (801,212)
   Other comprehensive income
     (loss)                                     --           --           --           --            --             --           --
                                                                                                                         ----------
   Comprehensive income (loss)                  --           --           --           --            --             --     (801,212)
                                        -----------   ----------   ----------   ----------    ----------    -----------  -----------
Balance at December 31, 1999            21,457,000       21,457      590,700       (4,569)     (880,381)            --     (272,793)
                                                                                                                         -----------

See accompanying notes and independent auditor's report.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(Continued)

                                                               YEARS ENDED DECEMBER 31, 2002 AND 2001 AND PERIOD
                                                                AUGUST 10, 1998 (INCEPTION) TO DECEMBER 31, 2002
                                        -------------------------------------------------------------------------------------------
                                                                                             Deficit      Accumulated
                                                                                            Accumulated      Other
                                              Common Stock                                    During     Comprehensive
                                        -----------------------   Additional Subscription   Development      Income
                                          Shares          $        Capital     Receivable      Stage         (Loss)        Total
Shares issued March 21, 2000
   pursuant to private placement           200,000  $       200  $   199,800  $        --   $        --   $        --   $   200,000

Shares issued May 12, 2000 in
   consideration for professional
   services rendered                         4,000            4        9,996           --            --            --        10,000

Shares issued June 2, 2000 in
   consideration for professional
   services rendered                        15,261           15       38,138           --            --            --        38,153

Shares issued June 25, 2000 in
   consideration for professional
   services rendered                        16,667           17       40,322           --            --            --        40,339

Shares issued September 30, 2000 in
   consideration for professional
   services rendered                         4,400            4       10,996           --            --            --        11,000

Additional capital resulting from
   sale of common stock by
   PowerChannel Europe PLC                      --           --    3,103,764           --            --            --     3,103,764

Intrinsic value of beneficial
   conversion feature of
   convertible notes                            --           --      280,000           --            --            --       280,000
                                                                                                                         -----------
                                                                                                                          3,683,256
                                                                                                                         -----------
Comprehensive income (loss)
   Net loss                                     --           --           --           --    (2,959,100)           --    (2,959,100)
   Other comprehensive income (loss) -
     Equity adjustment from
       translation                              --           --           --           --            --      (189,953)     (189,953)
                                                                                                                         -----------

   Comprehensive income (loss)                  --           --           --           --            --            --    (3,149,053)
                                        -----------  -----------  -----------  -----------   -----------   -----------   -----------

Balance at December 31, 2000            21,697,328       21,697    4,273,716       (4,569)   (3,839,481)     (189,953)      261,410
                                                                                                                         -----------

See accompanying notes and independent auditor's report.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(Continued)


                                                               YEARS ENDED DECEMBER 31, 2002 AND 2001 AND PERIOD
                                                                AUGUST 10, 1998 (INCEPTION) TO DECEMBER 31, 2002
                                        -------------------------------------------------------------------------------------------
                                                                                             Deficit      Accumulated
                                                                                            Accumulated      Other
                                              Common Stock                                    During     Comprehensive
                                        -----------------------   Additional Subscription   Development      Income
                                          Shares          $        Capital     Receivable      Stage         (Loss)        Total
Shares issued April 13, 2001
   pursuant to private placement          100,000  $       100  $   249,900  $        --   $        --   $        --   $   250,000

Shares issued July 24, 2001
   pursuant to private placement           26,400           26       65,974           --            --            --        66,000

Shares issued August 7, 2001
   pursuant to private placement           47,100           47      117,703      (46,006)           --            --        71,744

Shares issued August 14, 2001
   pursuant to private placement           10,000           10       24,990           --            --            --        25,000
                                                                                                                        -----------
                                                                                                                           412,744
                                                                                                                        -----------
Comprehensive income (loss)
     Net loss                                  --           --           --           --    (1,612,122)           --    (1,612,122)
     Other comprehensive income (loss)
       Equity adjustment from
         translation                           --           --           --           --            --      (147,663)     (147,663)
                                                                                                                        -----------
     Comprehensive income (loss)               --           --           --           --            --            --    (1,759,785)
                                      ------------  -----------  -----------  -----------  ------------   -----------  ------------
Balance at December 31, 2001           21,880,828       21,880    4,732,283      (50,575)   (5,451,603)     (337,616)   (1,085,631)
                                                                                                                       -----------
Comprehensive income (loss)
     Net loss                                  --           --           --           --    (2,074,174)           --    (2,074,174)
     Other comprehensive income (loss)
       Equity adjustment from
         translation                           --           --           --           --            --       130,199       130,199
                                                                                                                       -----------
     Comprehensive income (loss)               --           --           --           --            --            --    (1,943,975)
                                      ------------  -----------  -----------  -----------  ------------   -----------  ------------
Balance at December 31, 2002           21,880,828   $   21,880   $4,732,283   $  (50,575)  $(7,525,777)   $ (207,417)  $(3,029,606)
                                      ============  ===========  ===========  ===========  ============   ===========  ============

See accompanying notes and independent auditor's report.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                AUGUST 10, 1998
                                                          YEAR ENDED           YEAR ENDED        (INCEPTION) TO
                                                         DECEMBER 31,          DECEMBER 31,        DECEMBER 31,
                                                             2002                 2001                 2002
                                                           -----------          -----------          -----------
Cash flows from operating activities
  Net loss                                                $(2,074,174)         $(1,612,122)         $(7,525,777)
    Adjustments to reconcile net loss to net cash
    used in operating activities
      Intrinsic value of beneficial conversion
        feature of convertible notes                               --                   --              280,000
      Expense recorded on issuance of
        stock for services                                         --                   --               99,452
      Loss (income) on investment in
      PowerChannel Europe PLC                                 135,886             (517,846)           2,285,329
      Loss on asset disposal                                   20,456                   --               20,456
      Depreciation                                             20,243               17,689               58,868
      Change in current operating
        assets and liabilities:
        Increase in inventory                                (693,299)                  --             (693,299)
        Decrease (increase) in other assets                    30,739              (42,160)             (21,501)
        Due to PowerChannel Europe PLC,
          relating to operations                              698,142                   --              698,142
        Increase (decrease) in
          accounts payable- other                             328,476              225,164              703,666
                                                           -----------          -----------          -----------

            Net cash used in operating
              activities                                   (1,533,531)          (1,929,275)          (4,094,664)
                                                           -----------          -----------          -----------

Cash flows from investing activities
  Purchases of property and equipment                         (11,202)             (41,385)            (113,416)
  Advances to related party                                        --                   --              (64,935)
  Repayments for advances to related parties                       --               64,935               64,935
  Loans to related party                                           --                   --             (278,027)
  Repayments from loans to related parties                         --              278,027              278,027
                                                           -----------          -----------          -----------

            Net cash (used in) provided by
              investing activities                            (11,202)             301,577             (113,416)
                                                           -----------          -----------          -----------

Cash flows from financing activities
  Proceeds from issuance of common stock                           --              412,745            1,220,364
  Loans and advances from related parties                   1,583,111            1,189,963            2,773,074
  Proceeds from convertible notes                                  --                   --              280,000
                                                           -----------          -----------          -----------

            Net cash provided by financing
              activities                                    1,583,111            1,602,708            4,273,438
                                                           -----------          -----------          -----------

Net increase (decrease) in cash                                38,378              (24,990)              65,358

Cash - beginning of period                                     26,980               51,970                   --
                                                           -----------          -----------          -----------

Cash - end of period                                      $    65,358          $    26,980          $    65,358
                                                           ===========          ===========          ===========

See accompanying notes and independent auditor's report.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001

1. Organization and Operations

PowerChannel Holdings, Inc. was incorporated under the laws of the State of Delaware on March 26, 1999. The Company's wholly owned subsidiaries, PowerChannel, Inc. and PowerChannel.com, Inc., were incorporated under the laws of the State of Delaware on August 10, 1998, and April 19, 2000, respectively.

The Company is a consumer electronics marketing company dedicated to offering a wide range of electronic appliances and services to the consumer market. PowerChannel's product line includes low-cost, through-the-television Internet access in the United States. The Company plans to furnish its products to the Hispanic market, due to the fact that the product is tailored in all respects to its audience's linguistic, ethnic, cultural and economic trends. At the same time, PowerChannel provides these simple and cost-effective Internet access solutions to the public at large.

                                     Merger

On July 21, 2003, pursuant to a stock purchase agreement and share exchange, the Company merged into Sealant Solutions, Inc. (Sealant); accordingly, the separate existence of the Company will cease to exist and Sealant will continue as the surviving corporation. Additionally, Sealant has agreed to change its name to PowerChannel, Inc.

                               Financial Condition

The Company incurred net losses of $7,525,777 for the period August 10, 1998 (inception) to December 31, 2002. At December 31, 2002, the Company had no continuing source of operating revenue and was still in the development stage. The continuance of the Company depends on the financial support of its shareholders and the development and implementation of its business plan. Management's plans with respect to alleviation of the going concern issues include establishment of strategic partnerships with key suppliers and customers, the raising of capital by the sale of shares of common stock in the Company, and through future potential operating revenues stemming from the sale of set-top boxes and internet access.

As a result of the above factors, there is substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. Summary of Significant Accounting Policies

                           Principles of Consolidation

The consolidated financial statements include the accounts of PowerChannel Holdings, Inc. and its wholly owned subsidiaries, PowerChannel Inc. and PowerChannel.com, Inc. All significant intercompany balances and transactions have been eliminated.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001

2. Summary of Significant Accounting Policies (continued)

                                   Inventories

Inventories are stated at the lower of cost or market on a first-in, first-out basis.

                      Investment in PowerChannel Europe PLC

The investment in an unconsolidated affiliate, PowerChannel Europe PLC, over which the Company exercises significant influence but not control, is accounted for by the equity method.

                             Property and Equipment

Property and equipment are stated at cost. Major property additions, replacements and betterments are capitalized, while maintenance and repairs, which do not extend the useful lives of these assets, are expensed as incurred. Depreciation is provided over the estimated useful lives of the assets using the straight-line and accelerated methods. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the balance sheet, and a gain or loss is reflected in earnings.

                                  Income Taxes

The Company is taxed as a C Corporation under the provisions of both the Internal Revenue Code and state laws.

                                Use of Estimates

The preparation of the consolidated financial statements, in conformity with U.S. generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

The Company has approximately 9,400 set-top boxes in inventory at December 31, 2002 and believes that these will eventually be sold. However, the Company recognized no sales from August 10, 1998 (inception) through September 30, 2003. It is at least reasonably possible that a change in this estimate will occur in the near term.

                            New Accounting Standards

In August 2001, the Financial Accounting Standards Board issued FAS No. 143 (FAS
143), "Accounting for Obligations Associated with the Retirement of Long-Lived Assets" which is required to be adopted in fiscal years beginning after June 15, 2002. FAS 143 establishes accounting standards for the recognition of and measurement of an asset retirement obligation and its associated asset retirement cost.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001

2. Summary of Significant Accounting Policies (continued)

In April 2002, the FASB issued FAS No. 145 (FAS 145), "Recission of FASB Statements No. 4, 44 and 64, amendment of FASB Statement No. 13, and Technical Corrections," which among other matters, limits the classification of gains and losses from extinguishment of debt as extraordinary to only those transactions that are unusual and infrequent in nature as defined by APB Opinion No. 30 "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." FAS 145 is effective no later than January 1, 2003.

In June 2002, the FASB issued FAS No. 146 (FAS 146), "Accounting for Costs Associated with Exit or Disposal Activities." FAS 146 generally requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. This pronouncement is effective for exit or disposal activities initiated after December 31, 2002.

In May 2003, the FASB issued FAS No. 150 (FAS 150), "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This statement affects the classification, measurement and disclosure requirements of certain freestanding financial instruments including mandatorily redeemable shares. FAS 150 is effective for all financial instruments entered into or modified after May 31, 2003.

The adoption of FAS 143, 145 (other than as noted below), 146 and 150 is not expected to have a material effect on the Company's results of operations or financial position. The adoption of FAS 145 in recording the Company's share of PowerChannel Europe PLC's 2001 net income was not material.

3. Property and Equipment

The detail of property and equipment is as follows at December 31:

                                        2002             2001
                                      --------         --------

Office equipment                      $ 65,822         $ 55,306
Furniture and fixtures                  21,275           21,275
Automobiles                                 --           25,307
                                      --------         --------

                                        87,097          101,888
Less accumulated depreciation           53,005           38,299
                                      --------         --------

                                      $ 34,092         $ 63,589
                                      ========         ========

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001

3. Property and Equipment (continued)

The estimated useful lives of the various classes of physical assets were as follows:

               Office equipment                                        5 years
               Furniture and fixtures                                  7 years
               Automobiles                                             5 years

4. Investment in Unconsolidated Affiliate

Prior to November 1999, the Company beneficially owned 100% of PowerChannel Limited, which, at the time was an inactive company, with no assets and no revenues. In November 1999, the Board passed a resolution distributing eighty (80%) percent of its shareholding in PowerChannel Limited to the Company's shareholders.

In January 2000, PowerChannel Limited changed its name to PowerChannel Europe Limited and in April 2000 to PowerChannel Europe PLC ("PCE"). The Company currently owns 19.68% of the outstanding ordinary shares of PCE. PCE holds the European rights to the PowerChannel patent-pending business model and know-how, owned and developed by the Company. A new company with the name PowerChannel Limited has been incorporated as a subsidiary of PCE to roll out the PowerChannel model in the UK and Ireland. PowerChannel Limited had entered into a strategic partnership with Granada Media Group ("Granada").

Under the alliance, the strategic partner was allotted a five (5%) percent equity investment in PowerChannel Limited convertible into shares in PCE for nil consideration. PowerChannel Limited was to finance the procurement of the set-top boxes.

In April 2000, the strategic partner converted its shares in PowerChannel Limited into shares of PCE and invested approximately (pound)13 million (approximately $21 million) for new shares in PCE. As a result of the conversion and the cash investment, the strategic partner owned 23.5% of the fully diluted share capital of PCE.

The strategic partnership with Granada terminated in February 2001. As a result the shares of PCE owned by Granada were returned to PCE, which, in turn were distributed to its remaining shareholders.

In accordance with accounting for the investment in PCE under the equity method, the Company is required to record capital transactions of PCE as if the investee were a consolidated subsidiary. Pursuant to this requirement, the Company, in 2002, recorded an increase of $3,103,764 in their investment in PCE and a corresponding increase in additional capital.

For the years ended December 31, 2002 and 2001, the Company has recorded its pro-rata share of PCE's (loss) income amounting to ($66,522) and $140,164, respectively.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001

4. Investment in Unconsolidated Affiliate (continued)

Additionally, PCE's consolidated financial statements, which were audited by auditors other than Yohalem Gillman & Company LLP, were issued as a going concern since the majority of PCE's assets and liabilities are to be transferred to the Company.

The following table provides condensed consolidated financial information about PCE as of December 31, 2002 and 2001 and for the years then ended:

                                2002                 2001
                            -----------          -----------

Current assets              $ 3,475,844          $ 3,338,896
Non-current assets          $        --          $        --
Total assets                $ 3,475,844          $ 3,338,896
Current liabilities         $   371,043          $   205,190
Total liabilities           $   371,043          $   205,190
Equity                      $ 3,104,801          $ 3,133,706
Revenues                    $   773,145          $        --
Net (loss) income           $  (338,018)         $   349,575


The 2001 net income included in the above table includes a nonrecurring gain of approximately $5.4 million on termination of the Granada strategic partnership and $98,791 gain on forgiveness of debt. Additionally, it includes a loss on the write-down of inventory amounting to approximately $2.5 million.

The current assets included in the above table includes receivables from the Company aggregating approximately $3.4 million and $1.2 million in 2002 and 2001, respectively.

5. Series A Convertible Notes

On February 29, 2000, PowerChannel entered into subscription agreements with seven individuals and in conjunction with such agreements, issued Series A Convertible Notes. Pursuant to these notes, PowerChannel acquired $280,000 in investment capital and issued security interests at 7% interest for a term of three years. At the option of the note holders, these notes may be converted into common stock for the value of the note at a price of $0.1287 per share. These notes were satisfied pursuant to the merger described in Note 1.

6. Related Party Transactions

                                      LDDI

In August 1998, the Company entered into an agreement with Long Distance Direct Holdings, Inc. ("LDDI") (an affiliate), which stipulates that LDDI will make certain employees available to the Company as needed to assist the Company in conducting its business. This agreement expired in August 1999. In consideration, the Company issued LDDI the right to purchase 2,000,000 shares at $.10 per share of the Company's stock. In August 1999, LDDI exercised its right.

During 2000, the Company loaned LDDI approximately $278,000 pursuant to a promissory note. The note requires interest to be paid at 7.5% per annum, with principal and all accrued interest due on June 30, 2001. If LDDI fails to repay the note in full at the maturity date, it shall deliver to the Company in satisfaction of the note, the number of shares of the Company's common stock based on each share being valued at $1 per share. In April 2001, the maturity date of the note was extended to December 31, 2001 for additional consideration of $10,000. The note was repaid in 2001.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001

6. Related Party Transaction (continued)

On January 7, 2000, the Securities and Exchange Commission filed an action in federal court against Long Distance Direct Holdings, Inc., alleging violations of the Securities and Exchange Act of 1934 for failing to file, or filing late, a number of the annual reports required to be filed on Form 10-K and some quarterly reports required to be filed on Form 10-Q from 1995 through 1999. Long Distance Direct Holdings, Inc. subsequently entered into a final judgment with the Commission, which was filed with the Court on March 7, 2000, enjoining Long Distance Direct Holdings, Inc. from failing to file accurate and complete reports required to be filed with the Commission. The final judgment further ordered that on or before April 30, 2000, Long Distance Holdings, Inc. file:

o    a complete and accurate annual report on Form 10-K for fiscal 1998;

o complete and accurate quarterly reports on Form 10-Q for the second through fourth quarters of 1999; and

o such other periodic reports which may become due prior to entry of the judgment.

The final judgment further provided the filing of a notification with the Court of the filing of its delinquent reports, and also that a copy of the Final Judgment be delivered to any incoming chief executive officer or president of Long Distance Direct Holdings, Inc.

Long Distance Direct, Inc., a wholly owned subsidiary of Long Distance Direct Holdings, Inc., is subject to an order of the Federal Communications Commission dated February 9, 2000, for willfully or repeatedly violating section 258 of the Communications Act of 1934.

LDDI has not complied with the terms of the final judgment concerning the Form 10-K and Form 10-Q filings. Long Distance Direct, Inc. filed for bankruptcy in January 2002.

                                       PCE

In 2002, the Company bought its entire inventory of set-top boxes from PCE. At December 31, 2002, the amounts due to PCE consisted of approximately $690,000 related to the aforementioned inventory purchase and approximately $2.8 million of loans and advances, which are due on demand and are not interest bearing.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001

7. Stockholders' Equity

PowerChannel, Inc. shareholders exchanged all of their shares of stock for an equal number of shares in PowerChannel Holdings, Inc. during 1999.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001

7. Stockholders' Equity (continued)

Warrants for the purchase of 300,000 shares of common stock were outstanding at December 31, 2002 and 2001. These warrants were subsequently cancelled during July 2003.

PowerChannel's certificate of incorporation authorizes the issuance of "blank check" preferred stock with whatever designation, rights and preferences as may be determined by the board of directors. Accordingly, the board is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation conversion, voting, or other rights, which could adversely affect the voting power and other rights of the holders of common stock. The preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of PowerChannel. The Company does not currently intend to issue any shares of preferred stock, however there can be no assurance that it will not do so.

8. Federal Income Taxes

The Company accounts for income taxes in accordance with the asset and liability method prescribed by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

As of December 31, 2002 and 2001 net operating loss (NOL) carryforwards amounted to approximately $7,500,000 and $5,400,000, respectively and will expire in between 2016 and 2022. Pursuant to SFAS No. 109, for financial reporting purposes, a valuation allowance was recorded as of December 31, 2002 and 2001 to fully offset the Company's net deferred tax assets of approximately $1,125,000 and $810,000, respectively, relating to the NOLs. The Company is not current with respect to its corporate income tax filings.

9. Commitment

The Company conducts its operations in office space under an operating lease which expired in December 2002. The lease provided for increases in rent for utilities and other building operating costs.

Rent expense for the years ended December 31, 2002 and 2001 amounted to approximately $87,500 and $51,470, respectively.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001

9. Commitment (continued)

The Company entered into employment agreements with James Gambrell, Michael Preston and Steven Lampert on March 1, 2000. The agreements expired on February 28, 2003 and provided for annual salaries of $250,000 for Mr. Gambrell and $200,000 each for Mr. Preston and Mr. Lampert. Additionally, the agreements provide for certain fringe benefits and stock options (see Note 12). Amounts paid to Messrs. Preston and Lampert aggregated to $390,000 and $323,000 for the years ended December 31, 2002 and 2001, respectively. The aforementioned employee agreements were cancelled in July 2003. All corresponding liabilities owed to these employees under these agreements in excess of the amounts already paid have been waived.

10. Licensing Agreements

The Company entered into an Intellectual Property License Agreement in 2000 with PCE (see Note 4). The Company is the owner of certain inventions, technology, expertise, know-how and intellectual property, which PCE wishes to use. Pursuant to the terms of the agreement, the Company has granted PCE a non-transferable exclusive use of the technology in Europe. In consideration PCE has agreed to pay the Company an initial payment of $10,000 as well as monthly costs incurred by the Company for development work. During the period August 10, 1998 (inception) through December 31, 2002, PCE paid the Company $1,894,348, pursuant to this agreement, of which $1,884,348 is recorded in the financial statements as license fees. The amounts paid for the years ended December 31, 2002 and 2001 amounted to $-- and $335,473, respectively.

On August 12, 1998, PowerChannel, Inc. entered into a licensing agreement with American Interactive Media, Inc. (AIM) to offer free Internet access to consumers, utilizing AIM supplied set-top appliances and AIM provided Internet service provider (WebPassport Network). This licensing agreement was superseded by a new agreement dated May 19, 1999. The new agreement granted to PowerChannel, Inc. an exclusive worldwide license with the right to sublicense the "WebPassport system", the "WebPassport intellectual property" and the "WebPassport technology". PowerChannel, Inc. signed a convertible promissory note in the amount of $1,090,000 at an interest rate of 3% above the prime rate, which was scheduled to mature on December 31, 2000. This note represented $90,000 in set-top appliances and $1,000,000 in prepaid license fees. During 1999, AIM sent PowerChannel, Inc. notification that it was terminating the license agreement and requested payment in full of the underlying note. PowerChannel, Inc. disputed the termination notice with AIM and entered into discussions to settle the dispute. On June 30, 2000, the parties entered into a termination agreement, which rescinded all previous agreements. Pursuant to this termination agreement, PowerChannel Holdings, Inc. issued AIM 288,000 shares of its common stock as payment in full for PowerChannel, Inc. retaining possession of the set-top appliances (costing $90,000) and as settlement for the $53,000 which was owed to AIM as reimbursement of certain operating costs as called for under the May 19th agreement. Additionally, the Company issued AIM 50,000 warrants for shares at $2.50 per share, which are exercisable for 3 years. AIM and PowerChannel, Inc. agreed to release each other from all other liabilities associated with their relationship.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001

11. Litigation

Two lawsuits by stockholders alleging investment fraud have been asserted against the Company seeking damages of approximately $60,000. Legal counsel advises that due to the fact that the law firm was only recently retained, they are not yet able to determine the viability of said claims. Management believes that the resolution of these claims will not have a material effect on the financial position or results of operations of the Company.

12. Stock Option Plan

During 2001, the Company adopted the 2001 Stock Option Plan. The aggregate number of common shares that may be issued is 2,500,000. Any key employee shall be eligible to be granted options as determined by the Company's stock option committee. The price of the shares subject to each option shall not be less than 100% of the fair market value of such shares on the date such option is granted. Under this plan, options to purchase shares in the stock of PowerChannel Holdings, Inc. were as follows: 600,000 to James Gambrell, 250,000 to Michael Preston, and 250,000 shares to Steven Lampert. The exercise price is $1.00 per share. This stock option plan and the outstanding options thereunder were cancelled during July 2003.

                          INDEPENDENT AUDITOR'S REPORT

Shareholders and Directors
Sealant Solutions, Inc.

We have audited the accompanying balance sheet of Sealant Solutions, Inc. (a development stage enterprise), as of December 31, 2002, and the related statements of operations, deficiency in assets, and cash flows for the period July 8, 1998 (inception) to December 31, 2002 and for each of the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2002, and the results of its operations and cash flows for the period July 8, 1998 (inception) to December 31, 2002 and each of the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered from recurring losses from operations, including a net loss of $424,822 and $217,275 for the years ended December 31, 2002 and 2001, respectively, and has minimal working capital as of December 31, 2002. These factors raise substantial doubt the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        /s/ Radin, Glass & Co., LLP
                                            Certified Public Accountants

New York, New York
March 14, 2003

                             SEALANT SOLUTIONS, INC.
                        (A Development Stage Enterprise)
                                  BALANCE SHEET

                                  December 31,
                                      2002
                                     ASSETS

CURRENT ASSETS:
     Cash and cash equivalents ...................................  $     2,338
     Prepaid Expenses ............................................        2,576
                                                                    -----------
                                  TOTAL CURRENT ASSETS ...........        4,914

EQUIPMENT, net of accumulated depreciation of $41,381 ............          885

SECURITY DEPOSITS ................................................            -

INVESTMENT IN CEMENT COMPANY .....................................            -

                                                                    -----------
                                                                    $     5,799
                                                                    ===========



                                                    LIABILITIES AND DEFICEINCY IN ASSETS

CURRENT LIABILITIES:


     Account payable and accrued liabilities .....................  $    24,089
     Due to related parties ......................................       72,217
                                                                     -----------
                                  TOTAL CURRENT LIABILITIES ......       96,305

DEFICEINCY IN ASSETS
     Common shares, $.01 par value, 20,000,000 shares
          authorized, 1,074,155 issued and outstanding ...........       10,742
     Additional paid in capital ..................................    1,301,327
     Accumulated deficit .........................................   (1,402,576)

                                                                     -----------
                                  TOTAL DEFICIENCY IN ASSETS .....      (90,507)
                                                                     -----------
                                                                     $    5,799
                                                                     ===========

See accompanying notes to financial statements

                                                           SEALANT SOLUTIONS, INC.
                                                      (A Development Stage Enterprise)
                                                          STATEMENTS OF OPERATIONS



                                                                 For the Period
                                                                  July 8, 1998
                                        Year ended December 31,  (inception) to
                                         ---------------------    December 31,
                                            2002        2001          2002
                                         ----------  ----------  ------------

SALES .................................  $   3,646   $  20,590   $    54,484

EXPENSES:
     Selling general and administrative    133,237     174,728       880,338
     Write-down of equipment ..........          -           -        95,000
     Equity based compensation ........      3,000      56,250       165,500
     Loss on investment in franchise ..     29,799           -        29,799
     Loss on impairment of investment .    250,000           -       250,000
     Advertising ......................      3,000      27,574        47,680
                                         ----------  ----------  ------------
                     TOTAL EXPENSES ...    419,036     258,552     1,468,317

OTHER INCOME & EXPENSE
     Interest income ..................          9         532           541
     Other income .....................        785      20,156        20,942
     Loss on Securities ...............    (10,226)          -       (10,226)
                                         ----------  ----------  ------------
                   TOTAL OTHER INCOME .     (9,432)     20,688        11,257

NET LOSS ..............................  $(424,822)  $(217,275)  $(1,402,576)
                                         ==========  ==========  ============

NET LOSS PER SHARE: ...................   $  (0.46)   $  (0.34)
                                          ========== ==========

Number of shares used in computation ..    920,022     646,467
                                          =========   =========

See accompanying notes to financial statements.


                                                   SEALANT SOLUTIONS, INC.
                                              (A Development Stage Enterprise)
                                             STATEMENTS OF DEFICIENCY IN ASSETS


                                                  Common Stock       Additional                      Other
                                              --------------------     Paid-in     Accumulated   Comprehensive
                                               Shares      Amount      Capital       Deficit        Income *       Total
                                              ----------  ---------  ------------  ------------  --------------  ----------
BALANCE AT JULY 8, 1998 - Inception .......     265,059   $  2,651   $   129,879   $  (402,045)  $           -   $(269,515)

NET LOSS ..................................           -          -             -       (55,798)              -     (55,798)

                                              ----------  ---------  ------------  ------------  --------------  ----------
BALANCE AT DECEMBER 31, 1998 ..............     265,059   $  2,651   $   129,879   $  (457,843)  $           -   $(325,313)

  Common stock issued to creditors pursuant
    to the bankruptcy in exchange for debt       45,222        452        82,227       400,369               -     483,048
  Common shares issued for litigation
    settlement ............................       1,000         10        11,590             -               -      11,600
  Common stock issued for services pre-
    reverse merger ........................      14,000        140        34,860             -               -      35,000
  Common shares issued for reverse merger .     198,337      1,983        (1,983)            -               -           0
  Common shares issued for services post
    reverse merger ........................      14,500        145        36,105             -               -      36,250
  Common stock sold .......................       1,000         10         9,990             -               -      10,000
  Net loss ................................           -          -             -      (425,707)              -    (425,707)

                                              ----------  ---------  ------------  ------------  --------------  ----------
BALANCE AT DECEMBER 31, 1999 ..............     539,119   $  5,391   $   302,668   $  (483,181)  $           -   $(175,122)

  Stock issued for services ...............      15,500        155        69,845             -               -      70,000
  Contribution of capital .................           -          -         5,000             -               -       5,000
  Debt converted to equity ................      15,565        156        65,997             -               -      66,153
  Net loss ................................           -          -             -      (277,300)              -    (277,300)

                                              ----------  ---------  ------------  ------------  --------------  ----------
BALANCE AT DECEMBER 31, 2000 ..............     570,184   $  5,702   $   443,510   $  (760,481)  $           -   $(311,269)

  Stock issued for debt ...................      34,538        345       244,731             -               -     245,076
  Stock issued for services ...............      15,850        159        87,958             -               -      88,117
  Stock issued for acquisition of
    intangible assets .....................      12,000        120        29,880             -               -      30,000
  Sale of common stock ....................      52,500        525       104,475             -               -     105,000
  Private placement memorandum equity
    proceeds ..............................       1,000         10        14,990             -               -      15,000
  Unrealized gain on marketable securities
    available for sale ....................           -          -             -             -           8,240       8,240

  Net loss ................................           -          -             -      (217,273)              -    (217,273)

                                              ----------  ---------  ------------  ------------  --------------  ----------
BALANCE AT DECEMBER 31, 2001 ..............     686,072   $  6,861   $   925,544   $  (977,754)  $       8,240   $ (37,109)

  Stock issued for debt ...................     130,455      1,305       112,360             -               -     113,665
  Stock issued for services and settlement       18,000        180        21,820             -               -      22,000
  Sale of common stock ....................     250,000      2,500       247,500             -               -     250,000
  Cancelled Stock .........................     (12,000)      (120)       (5,880)            -               -      (6,000)
  Fractional share adjustment 50/1 reverse
    stock split ...........................       1,628         16           (16)            -               -           -
  Unrealized (loss) on marketable
    securities available for sale .........           -          -             -             -          (8,240)     (8,240)
  Net loss ................................           -          -             -      (424,822)              -    (424,822)
                                              ----------  ---------  ------------  ------------  --------------  ----------
BALANCE AT DECEMBER 31, 2002 ..............   1,074,155   $ 10,742   $ 1,301,328   $(1,402,576)  $           -   $ (90,507)
                                              ==========  =========  ============  ============  ==============  ==========

See accompanying notes to financial statements.


                                            SEALANT SOLUTIONS, INC.
                                       (A Development Stage Enterprise)
                                            STATEMENT OF CASH FLOWS

                                                                                                   Period
                                                                                                 July 8, 1998
                                                                                                 (Inception)
                                                                   Year ended December 31,           TO
                                                                 ----------------------------     December 31,
                                                                    2002            2001            2002
                                                                 ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net Loss ..............................................    $  (424,822)    $  (217,275)    $(1,400,902)
      Adjustments to reconcile net loss to net cash
      used in operating activities:
             Depreciation and amortization ..................            608           7,190          40,987
             Write-down of equipment ........................              -               -          95,000
             Loss on impaired royalty agreement .............       (250,000)              -        (250,000)
             Loss on investment in franchise ................         29,799               -          29,799
             Stock based on compensation ....................         22,000          88,116         221,366
      Changes in assets and liabilities:
             Security deposits & prepaid expenses ...........         (2,576)           (899)         (3,475)
             Accounts payable and accrued liabilities .......         (2,428)        (50,063)         24,089
             Due to related parties .........................          1,226          50,448         301,103
                                                                 ------------    ------------    ------------

      Net cash used in operating activites ..................       (626,193)       (122,483)       (692,033)

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of royalty agreement .........................        250,000               -         250,000
      Investment in marketable securities ...................         13,160         (13,160)              -
      Intangible assets purchase ............................              -          (4,500)         (4,500)
      Equipment purchases ...................................              -               -        (137,271)
                                                                 ------------    ------------    ------------

      Net cash used in investing activies ...................        263,160         (17,660)        108,229

CASH FLOWS FROM FINANCING ACTIVITIES:
      Debt converted to equity ..............................              -          16,191          82,344
      Sale of common stock ..................................        363,665         120,000         753,798
                                                                 ------------    ------------    ------------

      Net cash provided by financing activies ...............        363,665         136,191         836,142

NET (DECREASE) INCREASE IN CASH .............................            632          (3,952)          2,338
                                                                 ------------    ------------    ------------

CASH AT BEGINNING OF THE PERIOD .............................          1,706           5,658               -
                                                                 ------------    ------------    ------------

CASH AT THE END OF THE PERIOD ...............................    $     2,338     $     1,706     $     2,338
                                                                 ============    ============    ============

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for:
      Interest ..............................................    $         -     $         -     $         -
                                                                 ============    ============    ============
      Taxes .................................................    $         -     $         -     $         -
                                                                 ============    ============    ============

NON -CASH FINANCING ACTIVITIES:
      Common stock issued for debt ..........................    $   113,665     $   245,076     $   358,741
                                                                 ============    ============    ============
      Common stock issued for services ......................    $    22,000     $    88,116     $   180,116
                                                                 ============    ============    ============
      Common stock issued for acquistion of intangible assets    $         -     $    30,000     $    30,000
                                                                 ============    ============    ============

                 See accompanying notes to financial statements.

                             SEALANT SOLUTIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. BUSINESS

Sealant Solutions, Inc. ("the Company"), has been the incubator of several start-up enterprises all of which have been unsuccessful. During the last few years, the Company has attempted to provide computerized handicapping to thoroughbred horse racing patrons, distribute roofing sealant on a wholesale basis and engage in the retail sale of a cosmetics line of products. In 2002, the Company invested $250,000 to acquire certain royalty payments from the sale and distribution of foreign made cement in the United States of America. See notes on recapitalization and reorganization of Company.

NOTE 2. SUMMARY OF SIGNIFICANT OF ACCOUNTING POLICIES

RECAPITALIZATION

On August 11, 1999, the Company acquired WELC and issued 265,059 shares or 50.1% for all of the assets, liabilities and contracts except for the handicapping software, which were licensed to the Company by the shareholders of WELC. The Company had no significant operations for three years prior to August 11, 1999, while being operated as UC'NWIN. (See note Reorganization of Company). Accordingly, the transaction has been accounted for as a reverse acquisition by WELC. The capital structure of WELC has been recapitalized to account for the equity structure subsequent to the acquisition, as if WELC had been the issuer of the common stock for all periods presented.

GOING CONCERN

Due to the start up nature of the business, the financial statements are being presented as a development stage enterprise pursuant to Statement of Financial Accounting Standards No. 7. In addition, the accompanying financial statements have been prepared assuming the Company will continue as a going concern. Since the recapitalization of the Company, the Company has suffered cumulative recurring losses amounting to approximately $642,097 for the recent two years ended December 31, 2002. The Company intends to raise additional financing through debt or equity financing in the near future to enable the Company to continue operations for at least one year. If they are unsuccessful they may be required to cease operations and/or file for bankruptcy.

BASIS OF PRESENTATION

Due to the start-up nature of the business, the financial statements are being presented as a development stage enterprise pursuant to Statement of Financial Accounting Standards No. 7.

REVENUE RECOGNITION

The Company recognizes revenues as such related services are performed.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

MARKETABLE SECURITIES

The Company classifies its marketable securities as available for sale. The securities consist of equity securities, which are stated at fair value, with net unrealized gains or losses on securities recorded as accumulated other comprehensive income (loss) in shareholders' equity. Realized gains and losses are included in earnings and are derived using the specific identification method for determining the cost of the securities.

EQUIPMENT

Equipment is stated at cost and is depreciated on a straight-line basis using estimated lives, which range from three to seven years.

ACCOUNTING FOR LONG-LIVED ASSETS

The Company reviews the carrying value of the long-lived assets to determine if facts and circumstances exist, which would suggest that the intangible assets may be impaired or that the depreciation period needs to be modified. If impairment is indicated, then an adjustment will be made to reduce the carrying amount of the long-lived asset to their fair value. Based on the Company's review as of December 31, 2002, there is no impairment of long-lived assets.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

COMPREHENSIVE INCOME

The Company adopted SFAS No. 130, "Reporting Comprehensive Income". SFAS 130 requires the reporting of comprehensive income in addition to net income from operations. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

NEW ACCOUNTING PRONOUNCEMENTS

In June 2001, the FASB issued SFAS No. 141, "Business Combination", SFAS No. 142, "Goodwill and Other Intangible Assets" and SFAS No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interest method of accounting for business combinations initiated after June 30, 2001. It also requires that the Company recognize acquired intangible assets apart from goodwill. SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS No. 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. SFAS No. 143 establishes accounting standards for recognition and measurement of a liability for an asset retirement obligation and the associated asset retirement cost, which will be effective for financial statements issued for fiscal years beginning after June 15, 2002.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" which basically further clarifies SFAS No. 121 and methods of quantifying potential impairments or disposal of assets as well as the related reporting of such impairments or disposals.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". This SFAS applies to costs associated with an "exit activity" that does not involve an entity newly acquired in a business combination or with a disposal activity covered by SFAS No. 144. These costs include, but are not limited to the following: termination benefits associated with involuntary terminations, terminating contracts that are not capital leases and costs to consolidate facilities or relocate employees. SFAS No. 146 will be effective for exit or disposal activities initiated after December 31, 2002 with early application encouraged.

During 2002, the FASB issued SFAS No. 145, 147 and 148, which were merely amendments to existing SFAS's or other accounting pronouncements.

The adoption of SFAS No. 141, SFAS No. 142, SFAS No. 143, SFAS No. 144 and SFAS No. 146 is not expected to have a material effect on the Company's financial position, results of operations and cash flows.

LOSS PER SHARE

The Company has adopted SFAS 128, "Earnings per Share." Earnings per common share are computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. The earnings per common share computation, assuming dilution, gives effect to all dilative potential common shares during the period. The computation assumes that the outstanding stock options and warrants were exercised and that the proceeds were used to purchase common shares of the Company.

REVERSE STOCK SPLIT

On August 11, 1999, the Company declared a four-for-one reverse stock split. All common share data and per share data have been retroactively adjusted to reflect such reverse stock split. On December 23, 2002, the Company declared a one-for-fifty reverse stock split. All new shares commenced trading under the new trading symbol of "SLTN" effective December 26, 2002. No fractional shares were issued. All common share data and per share data have been retroactively adjusted to reflect such reverse stock split.

NOTE 3. EQUIPMENT

Equipment consists of the following at December 31, 2002:

Kiosks .................  $  9,642
Computer equipment .....    20,715
Software ...............     5,300
Furniture & fixtures ...     6,609
                          --------
                            42,266
Accumulated depreciation   (41,381)
                          --------
                          $    885

Depreciation expense for the year ended December 31, 2002 and 2001 was $2,732 and $5,465 respectively.

NOTE 4. INTANGIBLE ASSET

On September 28, 2001, the Company entered into a distribution agreement with Lady Ole International Cosmetics Incorporation. Per the terms of the agreement, the Company would receive exclusive distribution rights of cosmetics and health care products from Cosmotex Internacionales, S.A. DE C.V. in exchange for 12,000 shares of the Companies common stock valued at $30,000, see note 8(h), as well as $4,500 in cash. The distribution rights covered the United States of America, Canada, the Middle East, Far East and Puerto Rico. The agreement provided an initial term of 2 years, which could be extended in writing by mutual agreement of the parties for an additional 3 years. In April 2002, the Company terminated the agreement and wrote off the remaining net investments with this cosmetics company. Such write off is recorded as a separate line in the statement of operations for the year ended December 31, 2002.

NOTE 5. INVESTMENT FOR ROYALTY AGREEMENT

In February 2002, the Company invested $250,000 in a cement company, IFG Goldstar Cement Company ("IFG"), which contracted to import cement made in the Ukraine and Thailand, and leased a distribution center in California. The $250,000 investment provided the Company with the right to receive a royalty of $.375 per metric ton of cement imported and delivered to the distribution center through the Port of Los Angeles and Long Beach. The term of the agreement is 17 years unless the cement company renews their lease in with California distribution center lease, then the entitlement to royalty payments will continue to track with the term of any lease renewals. IFG has delayed the importation of cement several times during the year for a variety of reasons. At year end December 31, 2002, the Company was prevented from independently verifying customer orders by the individual in control of IFG. Recent independent correspondence with the Ukraine cement company noted IFG has had made no meaningful progress toward importing cement from them in the last twelve months, in fact the Ukraine cement company is contemplating terminating such agreement from September 2001. Further background research with regard to the individual in control of IFG, resulted in discovering this individual has an outstanding $750,000 judgment entered against him by the Securities and Exchange Commission "SEC" for a separate matter, unrelated to IFG. Management has recorded a $250,000 impairment reserve against this investment, due to IFG's general inability to culminate the importation of cement from the Ukraine or Thailand, and the discovery of IFG's principal having prior investment defalcation issues with the SEC. The Company is currently exploring the recoverability of such investment and any recourse, if possible.

NOTE 6. PETITION FOR RELIEF UNDER CHAPTER 11 AND BASIS OF PRESENTATION

Reorganization and Basis of Presentation - On April 29, 1999, the Company filed a petition for relief with the United States Bankruptcy Court, Southern District of Florida, under the provisions of Chapter 11 of the Bankruptcy Code. In accordance with AICPA Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code", UC'NWIN had adopted "fresh-start reporting", but due to the reverse acquisition by the Company such financial data is not applicable and has not been presented. The carrying value of the liabilities were reduced as a result of the adoption of fresh start reporting and the balance of the deficit was offset against paid in capital, to the extent available.

Pursuant to the terms of the Company's bankruptcy Plan of Reorganization, all shareholders with an aggregate of 50,000 shares or more of common stock had to file with the Clerk of the Bankruptcy Court a proof of interest in such common shares otherwise such common shares would be extinguished. Common shareholders with less than 50,000 shares of common stock were not required to provide such proof. There were 5,800,000 of such shares cancelled due to the lack of adequate proof of interest.

NOTE 7. LICENSE AGREEMENT

Pursuant to the terms of the license agreement WELC was issued 265,059 shares of common stock or 50.1% of the Company to transfer all of the assets and contracts of WELC and enter into a license agreement with WELC for the exclusive and non-transferable right to use the handicapping thoroughbred horse racing software in the United States. The license agreement also required the payment of royalties in the amount of 15% of the gross revenues generated from the licensed software. In December 1999 the Company increased the license to ten years with an option to renew the license for another ten years and the royalty was reduced to 0% by the former shareholders of WELC for the assumption of $148,752 of liabilities. This license agreement was terminated in 2002 and 15,000 shares of common stock were issued in 2002 to settle a complaint initiated by the former shareholders of WELC.

NOTE 8. EQUITY TRANSACTIONS

a. Pursuant to the terms of the bankruptcy the Company implemented a one-for-four reverse stock split. In December 2002, the Company effectuated a one-for-fifty shares reverse stock split. All common stock disclosure has been retroactively adjusted to reflect such stock split.

b. The Company issued 14,000 shares of common stock for legal services to be rendered for the year 2000. The legal services have been valued at $70,000 expensed. Also included in the shares issued is a 1,500 share reduction due to a reclassification error from 1999.

c. In August 2000, the Company issued 15,565 shares of common stock for conversion of $66,153 of indebtedness owed to an officer and shareholder of the Company for advances to the Company in the past year.

d. A $5,000 contribution to capital for general and administrative expenses incurred by an officer and principal shareholder has been recorded for calendar 2000.

e. In January 2001, the Company issued 27,630 shares of common stock to the sole officer of the Company in exchange for $13,815 of indebtedness.

f. In April 2001, the Company issued 7,091 shares of common stock to the sole officer of the Company in exchange for $4,284 of indebtedness and $16,250 of services. Also, the Company issued 4,460 to its six creditors in cancellation of debt. In May 2001, the Company issued another 207 shares for legal services. There were 52,500 shares issued pursuant to a private placement memorandum for $105,000.

g. In September and October 2001, the Company issued 8,000 shares of common stock valued at $40,000 to the Company's board of directors, and 3,000 shares for services rendered valued at $25,500.

h. In September 2001, the Company issued 12,000 restricted shares of common stock at 50% of fair market value or $30,000 to purchase the distribution rights of an unrelated entity. The acquisition was recorded using the purchase method and the distribution rights were being amortized over 60 months. These acquisition costs of this investment were written-off in 2002.

i. In November 2001, the Company issued 1,000 shares of common stock pursuant to a private placement.

j. In January 2002, the Company issued 7,000 shares of common stock valued at $7,000 for services rendered.

k. The Company issued 250,000 shares of common stock pursuant to a private placement. The Company issued 87,209 shares of common stock to the sole officer of the Company in exchange for $87,260 of indebtedness.

l. In May 2002, the Company returned and canceled 12,000 shares of common stock at $6,000 for indebtedness.

m. In December 2002, the company issued 43,245 shares of common stock to the sole officer of the Company in exchange for $26,405 of indebtedness. The Company issued 15,000 shares of common stock at recorded at $15,000 for a legal settlement.

NOTE 9. INCOME TAXES

The Company accounts for income taxes according to Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for income Taxes". Under the liability method specified by SFAS No. 109, a deferred tax asset or liability is determined based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted rates, which will be in effect when these differences reverse.

The net operating loss carryforwards are subject to limitation in any given year in the event of certain events, including significant changes in ownership. The Company has not given recognition to these tax benefits in the accompanying financial statement. At December 31, 2002, the Company had available net operating loss carryforwards for tax purposes of approximately $12,500,000 mostly expiring through 2010 with some smaller net operating loss carryforwards expiring through 2022. Substantially all of the carryforwards are subject to limitations on annual utilization because upon completion of the reverse merger there was an "equity structure shift" involving 5% stockholder (as these terms are defined in Section 382 of the Internal Revenue Code), which have resulted in a more than 50% change in ownership. The annual limitation is based on the value of the Company as of the date of the ownership change multiplied by the applicable Federal Long- Term Tax- Exempt Bond Rate. In August 1999, the Company triggered a Section 382 net operating loss limitation on the cumulative net operating loss carryforwards of approximately $12,000,000. Utilization of such net operating losses is limited to approximately $500,000 per annum. The net operating loss carryforwards result in an estimated $4,200,000 deferred tax asset against which the Company has taken a valuation reserve for the same amount due to the lack of assured taxable income.

The provision (benefit) for income taxes differs from the amounts computed by applying the statutory federal income tax rate to income (loss) before provision for income taxes is as follows:

                                                     December 31,
                                               -----------------------
                                                  2002          2001
                                                  ----          ----
Tax benefit computed at statutory rate         $(54,000)     $(74,000)
Losses for which no tax benefit realized         54,000        74,000
                                               --------      --------
                                               $   -0-       $   -0-
                                               ========      ========

NOTE 10. RELATED-PARTY TRANSACTIONS

The Company rents office space from a related party on a month-to-month basis.

The Chariman advanced, as well as accrued, salary on a pro-rata basis of $50,000 per annum commencing September 2001, such monies due totaled $72,217. Such payable is non-interest bearing and is due on demand.

NOTE 11. COMMITMENTS AND CONTINGENCIES

The Company also rents office space from a related party on a month-to-month basis. Rent expense for the years ended December 31, 2002 and 2001 was $3,626 and $20,715, respectively.

In September 2001, the Company entered into an employment agreement, as amended, with its CEO for a term of one year. The employment agreement includes annual compensation at $50,000, plus 150,000 shares of common stock on the anniversary of the employment agreement. The CEO has waived his right to receive the common stock due for 2002. The employment agreement provides for a bonus should sales exceed pre-determined sales levels, as well as vacation and severance pay clauses. The bonus criterion was not met for a bonus to be distributed for 2002.

NOTE 12. FOURTH QUARTER ADJUSTMENTS (UNAUDITED)

In the fourth quarter of 2002, the Company recorded a $250,000 impairment reserve on its investment in a royalty agreement during the year. See note 5 above for further discussions.

You  should  rely only on the  information  contained  in
this  prospectus.   We  have  not  authorized  anyone  to
provide   you  with   information   different   from  the
information  contained in this prospectus.  This document
may  only  be  used   where  it  is  legal  to  sell  the
securities. The information in this document may only be accurate on the date of this document.

                                                                                           16,495,365 SHARES

                                                                                                OF OUR

                                                                                             OF COMMON STOCK




                    TABLE OF CONTENTS
                                                                           Page

Prospectus Summary                                                          3
Risk Factors                                                                6
Use Of Proceeds                                                            12                 PowerChannel, Inc.
Market For Common Equity And Related Stockholder
     Matters                                                               12
Management's Discussion And Analysis Or Plan Of
     Operation                                                             14
Business                                                                   24
Management                                                                 40
Certain Relationships And Related Transactions                             46                 ________________
Security Ownership Of Certain Beneficial Owners
     And Management                                                        48                   PROSPECTUS
Description Of Securities                                                  50                 ________________
Plan Of Distribution                                                       52
Selling Stockholders                                                       55
Legal Matters                                                              58
Experts                                                                    58
Available Information                                                      59
Index To Financial Statements                                              F-1                ______________, 2004

                                       ii

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize the company to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT



SEC Registration fee                 $ 1,999.31
Accounting fees and
expenses                              10,000.00*
Legal fees and expenses               35,000.00*
Miscellaneous                          5,000.00
                                    -----------
                         TOTAL      $ 51,999.31*
                                    ===========



* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

In January 2001, the Company issued 1,381,500 pre-split shares of common stock to the sole officer of the Company in exchange for the cancellation of $13,815 of indebtedness.

In April 2001, the Company issued 354,548 pre-split shares of common stock at $.05 per share to the sole officer of the Company in exchange for $4,284 of indebtedness and $16,250 of services rendered to the Company. Also, the Company issued 222,977 pre-split shares to its six creditors in cancellation of debt. In May 2001, the Company issued another 10,366 pre-split shares for legal services. There was 2,625,000 pre-split shares at $.04 per share issued pursuant to a placement memorandum for $105,000.

In September 2001, the Company issued 400,000 pre-split shares of common stock at $.10 per share to the Company's board of directors.

In October 2001, the Company issued 150,000 shares of common stock at $.17 per share for services rendered.

In November 2001, the Company issued 50,000 shares of common stock pursuant to a private placement memorandum.

In January 2002, the Company issued 4,360,467 pre-split restricted shares of common stock to the sole officer of the Company in exchange for the cancellation of $87,209 of indebtedness.

In February 2002, the Company sold 12,500,000 pre-split shares of its restricted common stock at $.02 per share to an accredited investor pursuant to a private placement which shares were subsequently purchased by the sole officer of the Company.

In April 2002, the Company issued 50,000 pre-split restricted shares of common stock to a non-affiliate in consideration of a full release of all claims against the Company in connection with the Lady Ole cosmetics business.

In November 2002, the Company issued 750,000 pre-split restricted shares of common stock to two (2) non-affiliates in full settlement of pending litigation.

In December 2002, the Company effectuated a 1-for-50 reverse stock split of the Company's common stock.

On July 21, 2003, we entered into a Stock Purchase and Share Exchange Agreement whereby we acquired all of the outstanding shares of PowerChannel, Inc. Under this agreement, we agreed to issue 9,117,525 shares and an additional 485,552 shares on a pro-rata basis of our company to the shareholders of PowerChannel, Inc. Such shares are deemed "restricted" as defined under the SEC Rule 144. Under the terms of the agreement, we are the acquiring company.

To obtain funding for our ongoing operations, pursuant to an offering conducted under Rule 506 of Regulation D, as promulgated under the Securities Act of 1933, we sold units to accredited investors with each unit consisting of 50,000 shares of common stock and 50,000 common stock purchase warrants at a price of $25,000 per unit. In connection with this offering we issued an aggregate of 4,250,000 shares of common stock and 4,250,000 common stock purchase warrants. The common stock purchase warrants are each exercisable into one share of common stock at the holder's option at an exercise price of $.75 per warrant. At anytime after the filing of this registration statement, we may call the warrants when the five-day average closing bid price of the common stock equals or exceeds $1.00. The warrants are exercisable for a period of thirty-six months from the final closing of the offering.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of PowerChannel or executive officers of PowerChannel, and transfer was restricted by PowerChannel in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean PowerChannel, Inc., a Delaware corporation.

Exhibit No. Name of Exhibit

3.1         Certificate of Incorporation(1)

3.2         Bylaws(2)

3.3         Certificate of Amendment to the Certificate of Incorporation(2)

3.4         Certificate of Amendment to the Certificate of Incorporation

3.5         First Amended Plan of Reorganization(2)

3.6         Order confirming Debtor's First Amended Plan of Reorganization(2)

5.1         Sichenzia Ross Friedman Ference LLP Opinion and Consent

10.1 Stock Purchase Agreement and Share Exchange entered between Sealant Solutions, Inc. and PowerChannel, Inc. (3)

10.2 Amendment No. 1 to Stock Purchase Agreement and Share Exchange entered between Sealant Solutions, Inc. and PowerChannel, Inc. (3)

10.3        Employment Agreement entered between the Company and Steven Lampert

21.1        Subsidiaries of the Registrant.

23.1 Consent of Yohalem Gillman & Company LLP Independent Certified Public Accountant.

23.2        Consent of Radin Glass & Co. LLP Independent Certified Public
            Accountant.

23.3        Consent of legal counsel (see Exhibit 5.1).

_______________________

(1)  Filed as an exhibit to the Company's registration statement of Form S-18 .
(2) Filed as an exhibit to the Company's annual report on Form 10-KSB for the year ended December 31, 1999.
(3) Filed as an exhibit to the Company's Form 8-K Current Report filed July 27, 2003.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of New City, State of New York, on February 12, 2004.

                                 POWERCHANNEL, INC.


                              By: /s/ Steven Lampert
                                  ------------------
                              Name: Steven Lampert
                              Title: CEO, President, CFO, Chairmand of the Board

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name                                              Title                                           Date
------------------------------------------------- ----------------------------------------------- ----------------------------------
/s/Steven Lampert                                 CEO, President, CFO and Chairman of the         February 12, 2004
------------------------------------------------- ----------------------------------------------- ----------------------------------
Steven Lampert                                    Board
------------------------------------------------- ----------------------------------------------- ----------------------------------
/s/James Davidson                                 Director                                        February 12, 2004
------------------------------------------------- ----------------------------------------------- ----------------------------------
James Davidson